PRELIMINARY PROXY MATERIALS

                NOVA NATURAL RESOURCES CORPORATION
                  789 Sherman Street, Suite 550
                     Denver, Colorado  80203
             ________________________________________

                         PROXY STATEMENT
             ________________________________________

                  ANNUAL MEETING OF SHAREHOLDERS

                      To Be Held April, 1997
             ________________________________________


GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Nova Natural Resources Corporation (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on __________, _____________, 1997, at 10:30 o'clock a.m., Mountain Standard Time, at the Company's principal offices located at 789 Sherman Street, Suite 550, Denver, Colorado. This Proxy Statement and the accompanying form of Proxy were mailed to the Company's Shareholders on or about ____________, 1997.

If the accompanying Proxy form (Attachment No. 1) is signed, dated and returned, the shares represented thereby will be voted in accordance with the specifications therein. If no choice is specified, the shares will be voted FOR the election of the five
(5) nominees for Director listed in this Proxy Statement and FOR approval of the agreement between the Company and Northern Con-Agg, Inc. ("NCA"), an unaffiliated Minnesota corporation, for the sale by the Company to NCA of the Company's cement-grade kaolin mine and related assets, located in Minnesota. Your executed Proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company, 789 Sherman Street, Suite 550, Denver, Colorado 80203, a written notice of revocation or a duly executed Proxy bearing a later date. The execution of the enclosed Proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person. To the Company's knowledge, the Directors of the Company and the nominees intend to vote for the election of such nominees and for approval of the contract between the Company and NCA.

                      SOLICITATION OF PROXY

The expense of soliciting these Proxies will be borne by the Company. It is contemplated that the Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally, by telephone or by special letter. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses of forwarding Proxy materials to their principals.

    VOTING SECURITIES AND PRINCIPAL HOLDERS OF SUCH SECURITIES

On February 28, 1997, the record date for determination of Shareholders entitled to vote at the Annual Meeting of Shareholders, 5,985,846 shares of the Company's Common Stock and 1,792,267 of the Company's Convertible Preferred Stock, $1.00 par value, were outstanding. Each share of Common Stock is entitled to one vote, and one share of convertible Preferred Stock is entitled to two votes on all matters voted upon at the Annual Meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Common and Preferred Stock in the aggregate is necessary to constitute a quorum at the Meeting. Cumulative voting in the election of Directors is not permitted. Any votes withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal affect on the vote.

The following table sets forth the only persons known to the Company, as of February 28, 1997, to own beneficially more than 5% of the Company's Preferred Stock and of the Company's Common Stock, its only classes of issued and outstanding voting securities. Except as otherwise noted in the footnotes to the table, each person named has sole voting and investment powers relating to such shares.

Name and Address         Amount and Nature of          Percent
of Beneficial Owner      Beneficial Ownership          of Class

Preferred Stock

Robert E. McDonald            794,421(1)               44.32%
P.O. Box 481243
Denver, CO 80248-1243

Karen McDonald                794,420(3)               44.32%
1177 Race, Apt. 801
Denver, CO 80206

Brian B. Spillane             203,426(2)               11.35%
255 S. Eudora
Denver, CO 80222

Common Stock

Robert E. McDonald            484,851(1)                8.10%
P.O. Box 481243
Denver, CO 80248-1243

Karen McDonald                484,850(3)                8.10%
1177 Race, Apt. 801
Denver, CO 80206

Milton O. Childers            431,494(5)                7.21%
179 E. Brown Place
Aurora, CO  80013

James E. Taets                411,427(4)                6.87%
7979 S. Jasmine Circle
Englewood, CO 80112

Brian B. Spillane             514,153(2)                8.59%
255 S. Eudora
Denver, CO 80222

(1) The preferred and common shares are held by the REM Family Trust, of which Mr. McDonald is the Trustee. Does not include 200,000 shares underlying stock options held by Mr. McDonald. Includes options held by two officers and directors and one director of the Company to purchase an aggregate of 561,788 shares of Common Stock directly from Mr. McDonald, all exercisable at $.10 per share at any time on or before April 3, 2003. Does not include 62,500 shares which would be issued if Mr. McDonald elects to convert all of his $9,375 principal amount of convertible subordinated debentures to Common Stock.

(2) Consists of 398,211 shares vested in his account under the Company's Employee Stock Ownership Plan (the "ESOP"), but does not include options owned by Mr. Spillane to purchase 250,000 shares directly from Mr. McDonald, options to purchase 250,000 shares directly from Ms. McDonald, or options to purchase 200,000 shares from the Company. Does not include 83,333 shares which would be issued if Mr. Spillane elects to convert all of his $12,500 principal amount of convertible subordinated debentures to Common Stock.

(3) The preferred and common shares are held by the Karen McDonald Trust, of which Ms. McDonald is Trustee. Includes options held by two officers and one director of the Company to purchase an aggregate of 561,787 shares of Common Stock directly from Ms. McDonald, all exercisable at $.10 per share at any time on or before April 3, 2003. Does not include 62,500 shares which would be issued if Ms. McDonald elects to convert all of her $9,375 principal amount of convertible subordinated debentures to Common Stock.

(4)  Mr. Taets is a former employee and officer of the Company.
Consists of 411,278 shares vested in his account under the ESOP and 149 shares owned directly.

(5) Consists of 225,154 shares owned by Mr. Childers, 4,843 shares held by Mr. Childers' wife and 201,497 shares vested under the ESOP, but does not include options to purchase 186,789 shares directly from Mr. McDonald, options to purchase 186,788 shares from Ms. McDonald, or options to purchase 200,000 shares from the Company. Does not include 62,500 shares which would be issued if Mr. Childers elects to convert all of his $9,375 principal amount of convertible subordinated debentures to Common Stock.

The following table shows, at February 28, 1997, the shares of the Company's outstanding Common Stock (5,985,846 shares), beneficially owned by each of the officers and directors of the Company and the shares beneficially owned by all of the officers and directors as a group. Except as otherwise noted in the footnotes to the table, each person named has sole voting and investment powers related to his shares.

      Name of                 Amount and Nature of     Percent
     Beneficial Owner         Beneficial Ownership     of Class

     Robert E. McDonald            484,851 (1)         8.10%
     Brian B. Spillane             514,153 (3)         8.59%
     James R. Schaff               122,400 (4)         2.04%
     Milton O. Childers            431,494 (5)         7.21%
     Robert W. Meier               193,178 (6)         3.23%
     John R. Parker                  (7)                (2)

     All Directors and Officers
     as a group (7 persons)         1,746,076         29.17%

     (1)  See note (1) of the preceding table.

     (2)  Less than 1%.

     (3)  See note (2) of the preceding table.

     (4) Does not include either 250,000 shares underlying stock options held by Mr. Schaff, or 20,833 shares which would be issued if Mr. Schaff elects to convert all of his $3,125 principal amount of convertible subordinated debentures to Common Stock.

     (5)  See note (5) of the preceding table.

     (6) Does not include 200,000 shares underlying stock options held by Mr. Meier. Does not include 41,667 shares which would be issued if Mr. Meier elects to convert all of his $6,250 principal amount of convertible subordinated debentures to Common Stock.

     (7) Does not include options owned by Mr. Parker to purchase 125,000 shares directly from Mr. McDonald, options to purchase 125,000 shares directly from Ms. McDonald, or options to purchase 200,000 shares from the Company. Does not include 41,667 shares which would be issued if Mr. Parker elects to convert his $6,250 principal amount of convertible subordinated debentures to Common Stock.


                      ELECTION OF DIRECTORS

Unless directed otherwise, the Proxy will be voted in favor of electing the five (5) persons listed below to serve as Directors of the Company until the next Annual Meeting and until their successors are qualified and elected. All of the nominees are now serving as Directors and were elected by Shareholders. Thomas F. Kane, who was elected as a Director in the last election of Directors, resigned as a Director effective February 17, 1997, as part of the purchase of all of his shares of Common and Preferred Stock of the Company. See "Purchase of Kane Stock." The Directors have determined not to fill the vacancy caused by Mr. Kane's resignation. If any nominee becomes unavailable for election prior to the meeting, the holders of the Proxies will vote for the election of another qualified person (up to a total of five directors).

Name and Position                                 Served as
Held With the Company                        Age  Director Since

Robert E. McDonald (2)                       68   April 22, 1986

Brian B. Spillane, President and             60   April 22, 1986
Chief Executive Officer (3)

Milton O. Childers                           68   April 22, 1986
Exploration Manager and Assistant
Secretary

Robert W. Meier (2)                          60   April 22, 1986

John R. Parker, Chairman of the              50   April 22, 1986
Board(1)

(1)  Chairman of the Board since February 17, 1997.
(2)  Member of the Executive Committee.
(3)  President and Chief Executive Officer since April 1, 1989.

There is no family relationship between any director of the Company and any other director or executive officer. The following paragraphs set forth an account of the business experience of each of the Company's directors and executive officers, including his principal occupation and employment.

Mr. McDonald is currently a consulting geologist and oil and gas explorationist. He is also engaged in agricultural and real estate pursuits. He was President of Nova Natural Resources Corporation from its inception until his resignation on April 1, 1989. He resigned as Chairman of the Board of the Company effective February 17, 1997. From January 1, 1984 to September, 1986, he was President and Chairman of the Board of Nova Petroleum Corporation, a predecessor to the Company. He graduated from the University of Kansas in 1951 with a B.S. degree in Geology. Mr. McDonald has published several papers relating to oil and gas geology in the Rocky Mountain area.

Mr. Spillane became President and Chief Executive Officer of the Company effective April 1, 1989. Prior to that time he was an independent consultant to the oil, gas and minerals industry. From February, 1982 to November, 1987, he was employed as Executive Vice President of Barrett Resources Corporation, a publicly held oil and gas exploration company, where his duties primarily involved mergers, acquisitions, and capital financing in addition to involvement in other operations. He graduated from the University of Detroit in 1961 with a B.S. in Mechanical Engineering and holds an M.S. in Mechanical Engineering from San Diego State University. He is a Registered Professional Engineer (mechanical) in California.

Dr. Childers was President, Treasurer, and Director of Power Resources Corporation until the merger in 1986 of Power Resources Corporation into Nova Natural Resources Corporation, and holds B.S. and M.A. degrees in geology from the University of Wyoming and a Ph.D. degree in geology from Princeton University. Dr. Childers was an independent consulting geologist in the Denver, Colorado area from 1986 to 1992 when he became the Company's Exploration Manager. He became Manager of Exploration of the Company in January, 1993, and continues in that capacity. He also now serves as Assistant Secretary.

Mr. Meier served as President and Chairman of the Board of Nova Petroleum Corporation from May 1979 to January 1, 1984. From 1984 to 1989 he was an independent consulting geologist. From 1989 to 1994 he was Project Geologist for Dames & Moore, specializing in the disposal of hazardous waste materials. He is currently retired, but occasionally works as a consulting geologist. He graduated from Northern Illinois University in 1961 with a B.S. degree in Geology and in 1964 received an M.S. degree in Geology from Southern Methodist University. Mr. Meier is a member of the American Association of Petroleum Geologists and is a certified member of the Association of Professional Geological Scientists.

Mr. Parker became Chairman of the Board on February 17, 1997. He is currently a real estate developer in Vermont. Prior to this activity, he was a registered investment councilor with McRae Capital Management in Morristown, New Jersey. Prior to joining McRae, Mr. Parker worked as an independent financial consultant to various companies and as a general partner in an investment banking firm. Mr. Parker is also a director of several investment companies associated with the Capstone Group in Houston, Texas. He graduated from St. Lawrence University in 1969 with a B.S. in Psychology and holds a P.M.D. from Harvard Graduate School of Business Administration.

No directors of the Company receive compensation as directors, although certain expenses incurred for Company business may be reimbursed.
Executive Officers

The following table sets forth the executive officers of the
Company:

Name and Officer              Age       Served as Officer Since

Brian B. Spillane
  President and Chief
  Executive Officer           60        April 1, 1989

James R. Schaff
  Secretary  and Treasurer
  Manager of Lands            41        May 2, 1996

Milton O. Childers
  Exploration Manager and
  Assistant Secretary         68        January 22, 1993

Mr. Schaff assumed his position as Nova's Land Manager on April 1, 1994, and was appointed Secretary and Treasurer of the Company on May 2, 1996. From 1981 until 1990, he was an independent consultant for various major and independent companies in the oil and gas industry. From 1990 to 1994, he consulted principally for Nova and U. S. Borax Inc. in mining-related land affairs. He graduated from Rocky Mountain College in 1981 with a B.S. degree in Business Administration-Economics. He is a Certified Professional Landman (CPL) and an active member of the American Association of Professional Landmen (AAPL), the Rocky Mountain Association of Mineral Landmen (RMAML) and the Rocky Mountain Mineral Law Foundation.

Executive Compensation

The following table sets forth information concerning the compensation of the Chief Executive Officer, the Exploration
Manager and the Land Manager of the Company for the years ended
September 30, 1996, 1995, and 1994 for services in all capacities to the Company.

                    Summary Compensation Table

                                   Long Term Compensation
                     Annual
                    Compensation                Awards
Name and                  Salary   Restricted Stock      Options
Principal Position  Year  $_____        Award ($)*       ________#

Brian B. Spillane
CEO                 1996  50,120      --                     --
                    1995  67,939   3,397                     --
                    1994  79,829   7,983                 200,000

Milton O. Childers
Exploration Manager 1996  50,240      --                     --
and Assistant       1995  66,160   3,308                     --
Secretary           1994  76,578   7,658                 200,000

James R. Schaff
Secretary/Treasurer 1996  48,930                          50,000
Manager of Lands    1995  52,456   2,623                     --
                    1994  24,750   2,475                 200,000


*ESOP contribution

                Option Grants in Last Fiscal Year

                                   Individual Grants
                             % of Total
                   Options   Options Granted  Exercise or
                   Granted/  to Employees     Base Price Expiration
Name               (Expired) in Fiscal Year   ($/Sh)     Date

Brian B. Spillane   --          --              --        --
Milton O. Childers  --          --              --        --
James R. Schaff     50,000/     100            $0.05     2001
                   (20,000)


Employee Stock Option Plans

Under the terms of the Nova Natural Resources Corporation 1989 Nonqualified Stock Option Plan (the "Nonqualified Plan"), key personnel are issued options to purchase shares of the Company's Common Stock at the market price at the time of the award. The options are exercisable over a five year period in increments as specified by the Board of Directors. Upon termination of association with the Company, unexercised options are canceled.

Also available to employees and management is the Nova Natural Resources Corporation 1989 Incentive Stock Option Plan, a qualified plan (the "Incentive Plan"). Under the terms of the Incentive Plan, options to purchase shares of the Company's Common Stock are issued to key employees at the market price of the stock on the date of issue. The options are exercisable over a five year period. Options granted to employees who subsequently terminate employment with the Company are canceled if not exercised within three months after termination of employment.

A total of 2,000,000 shares of the Company's Common Stock have been reserved for issuance under the terms of the two Plans. At September 30, 1996, options to purchase 600,000 shares of Common Stock had been issued to the Company's Directors under the Nonqualified Plan (-0- in 1996); under the Incentive Plan, options to purchase 650,000 shares had been issued (-0- in 1996). None of the options issued under the Plan were exercised during 1996 or 1995.
Employee Stock Ownership Plans

The Board of Directors and the stockholders of the Company have also adopted the Nova Natural Resources Corporation Employee Stock Ownership Plan ("ESOP") for the benefit of its full-time employees, including its officers and directors.

Only employees who have reached the age of 21 and have completed one year of Company service are eligible to participate in this plan. With respect to each plan year, the Company may contribute cash or Common Stock of the Company to a trust in such amounts as the Board of Directors deems advisable. Contributions may not exceed the lesser of 25% of the participant's total annual compensation or $30,000. Any cash contributions are to be used primarily by the trustee to purchase shares of Common Stock of the Company, which, in addition to shares of Common Stock of the Company contributed by the Company, are allocated to the accounts of all participants in the ratio that the total annual compensation (not in excess of $150,000) of each participant bears to the total compensation of all participants in such year. The plan does not allow contributions by participants.

Each participant's right to the stock allocated to his account is fully vested after three years of service. Nonetheless, a participant's benefits will be fully vested if his employment terminates by reason of death or upon his reaching 65. If a participant incurs a break in service (passage of one plan year in which the employee works 500 or fewer hours), his benefits are forfeited to the extent they have not vested. All forfeitures are allocated among the remaining participants in the same manner as the annual contribution.

Distributions under the plan are to commence no later than 60 days after the last day of the year in which the participant reaches age 65 or, if later, the plan year in which the participant terminates employment with the Company. The distribution will consist of the Company's Common Stock. Any distributions are payable in a lump sum or, if the participant elects, in annual or monthly installments.

Each participant is entitled to direct the trustee as to the manner in which any stock allocated to his account is voted. The trustee is empowered to vote any stock which has not been allocated in a manner which, in the judgement of the Board of Directors, represents the participants' best interests.

As of September 30, 1996, 398,211, 62,093 and 201,497 shares have been allocated to accounts of Messrs. Spillane, Schaff, and Childers, respectively. No other current officers or directors of Nova are currently eligible to participate in the plan. No ESOP contribution was made for 1996.

           APPROVAL OF SALE OF CEMENT-GRADE KAOLIN MINE

Contract For Sale of Cement-Grade Kaolin Mine

Pursuant to a contract dated January 25, 1997, the Company agreed, subject to shareholder approval, to sell its cement-grade kaolin mining operations and property (the "Cement Kaolin Mine") near Redwood Falls, Minnesota, to Northern Con-Agg, Inc., a Minnesota corporation whose address is 3131 Fernbrook Lane North, Plymouth, Minnesota 55447 ("NCA"). The non-permitted portion of the Cement Kaolin Mine is currently subject to a joint venture between the Company and U.S Borax Inc. ("Borax"), which was formed in 1993 primarily to explore, develop and produce high quality paper-grade kaolin. Extensive properties near Redwood Falls are held by the joint venture. During the period that the joint venture has been exploring these kaolin properties and considering whether to bring them into paper-grade production, the Company has been mining and selling lower quality cement-grade kaolin from a portion of the properties. Borax has agreed to release the non-permitted portion of the Cement Kaolin Mine from the joint venture to facilitate the Company's sale of the mine to NCA. The Company and the joint venture will retain the majority of its properties near Redwood Falls to explore the possibility of producing paper-grade kaolin.

In short, the Company will be selling all of its cement-grade kaolin operations to NCA, while retaining its interest in the paper-grade joint venture. Under the terms of the purchase and sale agreement which is appended to this Proxy Statement as Attachment 2 (the "NCA Agreement"), NCA will acquire approximately 78 fee acres owned by the Company and an additional 236 acres leased by the Company, as well as the inventory, equipment, contracts, permits and other personal property held by the Company in connection with these cement-grade mining operations. NCA proposes to continue the current cement-grade operations of the Company, and has agreed to turn over to the Company any profits which it may earn during a 21 year period after the date of closing as a result of sales of kaolin produced from the property to paper manufacturers. For its part, the Company has agreed that, if it or any joint venture of which it is a member sells kaolin to the cement-industry in Minnesota, Iowa, North Dakota, South Dakota or Wisconsin during a five year period following the closing, it will pay to NCA the sum of $30,000 for each year in which any sale occurs.

NCA will pay a total of $700,000 to the Company for the cement-grade kaolin assets, including $125,000 in cash at closing, $450,000 in semi-annual installments until June 15, 2001, and a final payment of $125,000 on October 15, 2001. Up to $70,008 of these proceeds will be paid to Thomas F. Kane, a former director, as part of the Company's purchase of his Common and Preferred Stock, over a period of years. See "Purchase of Kane Stock." The Company will retain both a mortgage and a security interest covering the property being sold to NCA in order to secure full payment of the purchase price. NCA will assume liability for all existing contracts relating to the property, although the Company will continue to have liability for any conduct before the closing date and, even after the closing date, as to any undisclosed contracts. The Company believes that it has disclosed all pertinent contracts to NCA. The Company proposes to secure appropriate lessor consents to eliminate any liability to the lessor following assignment of the lease.

As NCA expands the current cement-grade mining operations, the lessor will have to be relocated from her present home, which recently has been appraised at $25,000. When this occurs, NCA will pay the first $25,000 of relocation costs, Nova will pay 50% of the costs, if any, between $25,000 and $75,000, and Nova will pay the entire cost, if any, in excess of $75,000.

Shortly following execution of the NCA Agreement, the Company incurred approximately $5,800 in additional drilling and analysis costs to meet requests of NCA for additional exploration data. In addition, the Company discovered a technical defect in its title to the 78 fee acres, and is now undertaking curative work which may require litigation in Minnesota to cure this defect. Management believes that the Company will be able to correct the title defect but cannot currently estimate the costs of these actions. In addition, the Company may be asked to indemnify the title insurance company for some or all of the face amount of the title insurance in the event that this particular title defect is not cured and a claim based upon this defect is made by NCA. If the Company cannot correct the title defect, or if the amount for which indemnification is requested, if required to be paid, will cause a material adverse effect on the Company, the NCA Agreement will not be effectuated.

Over the past three mining seasons, the Company has averaged $206,108 in operating income (before the application of administrative costs and corporate overhead) from its cement-grade kaolin operations. However, the Company's contract with its only customer expires at December 31, 1997, and projected operating income from the mine in 1997 is considerably below the average of the past three years, due to increased costs of mining, royalties and transportation. The Company's efforts to expand its customer base and obtain markets in a broader geographical area have not succeeded. It cannot be determined at this time whether the Company's current contract will be renewed, nor can it be determined whether the pricing under a new contract will provide margins similar to those achieved in past years. Management is concerned that its sole customer cannot be replaced if lost. The Company believes that margins will be reduced in the future, due to the inability to pass along increased costs in a more competitive environment.

In addition, the Company is wholly dependent on rail service to remain competitive. In the opinion of Nova management, the rail line which serves the mine is in need of considerable rehabilitation, and while rail service during the 1996 season, which was a relatively dry year, was quite good, the rail line is very susceptible to the deleterious effects of weather, in particular wet spring conditions and seasonal rainfall, on its ability to operate reliably and efficiently. The operator of the rail line -- which purchased the line just two years ago -- has put the line up for sale, creating uncertainty as to the adequacy of maintenance should the sale not take place in the near future, as the owner desires, and uncertainty as to the future rate structure and maintenance program under a new owner. The Company believes the risks of disruption in rail service will increase in future years, unless a costly rehabilitation program is initiated. Such a program, while increasing the reliability of rail service, would in all likelihood increase rail costs as well.

NCA has no material relationship to the Company, its officers or directors. The Company has not secured an independent opinion concerning the fairness of the consideration to be paid by NCA, but the Company's officers believe such consideration to be appropriate based upon the Company's prior net income from the property, the anticipated kaolin reserves, and the demand for cement-grade kaolin in the area.

Potential Impact of the Proposed Sale on the Company's Convertible
Debentures

The Colorado Business Corporation Act (the "Act") requires approval of the majority of shares voting at a duly noticed and conducted meeting for the sale of all or substantially all of a corporation's assets outside of its normal course of business. The Company has determined that, while the Cement Kaolin Mine is a principal asset, because the remaining assets and business are not insubstantial and proceeds of the sale are intended to be used to continue the Company's business in the same fashion, a shareholder vote is not required by law. Nonetheless, since the Cement Kaolin Mine sale is a material transaction, the Company believes that its shareholders should be informed about and vote upon the approval of that transaction.

As part of its organization and capitalization of NovaChek Limited Liability Company, an Idaho limited liability company formed to develop part of the Company's gold prospect in Nome, Alaska, the Company sold an aggregate of $250,000 of convertible subordinated debentures (the "Debentures"). The Debentures require semi-annual payments of interest and payment of principal and accrued interest on April 1, 2001. At the option of its holder, each Debenture matures and is fully payable upon the Company's "sale, exchange, base or other disposition of all or substantially all of [its] assets." Notwithstanding the Company's belief that the sale of the Cement Kaolin Mine is not such an event, upon litigation brought by a Debenture holder, a court may disagree and order early payment of the Debentures. Such a payment would have a materially adverse impact on the Company, require the use of proceeds from the Mine sale and threaten the ongoing viability of the Company.

Vote Upon Sale

The affirmative vote by a majority of all of the shares of Common and Preferred Stock entitled to vote as of February 28, 1997 is required for approval of the agreement to sell the Cement Kaolin Mine. Unless directed otherwise, the Proxy will be voted in favor of approving the Agreement and effectuating its terms.

                   OTHER PERTINENT TRANSACTIONS

Although approval of the Company's shareholders was not required or sought for two other transactions which have been approved by the Company's directors and taken by the Company, the Company feels that information concerning those transactions is appropriate to the matters to be voted on at the Annual Meeting.

Sale of Oil and Gas Royalty Interests

On November 14, 1996, the Company sold at an auction conducted by The Oil & Gas Asset Clearinghouse in Houston, Texas several oil & gas producing assets and leasehold interests, primarily overriding royalty interests in producing oil & gas wells in the Wyoming Overthrust Belt. Proceeds from this sale, net of commissions and direct selling costs paid to the Clearinghouse were $230,257. The sale was effective as of November 1, 1996. The bulk of the interests were sold to a Denver, Colorado based firm not affiliated with the Company, which was the successful bidder among a group of bidders at the auction for the greater portion of the oil & gas assets and interests referred to above.

The majority of the value of the properties sold was related to a single producing well. If a production problem occurred at some point in the future with that well, the value of the Registrant's oil and gas reserves could have declined substantially (although there was no current indication of any problem). The sale was made to eliminate the aforementioned risk, to generate cash to improve the Company's liquidity, and for re-investment of cash in the Company's business. The Company retains other oil and gas interests, and presently has no intention of withdrawing from this business. The Company and Robert McDonald, a Board member, are currently actively seeking industry participation in exploratory drilling on two prospects in Wyoming, in both of which the Company holds an undivided interest, with the REM Family Trust, of which Mr. McDonald is Trustee, holding the balance of the interest.

Purchase of Kane Stock

During 1996, disputes arose between Thomas F. Kane, then a director, and the other directors of the Company concerning decisions by the other directors and the business operations of the "Company." Mr. Kane asserted, inter alia, that the continued operation of the Company was not in the best interests of the owners of the Company's Preferred Stock who, if the Company were liquidated, would receive all of the proceeds in the liquidation after payment to the Company's creditors. Mr. Kane also asserted that continuation of the Company's business would cause the dissipation of assets which otherwise would be distributable to owners of the Company's Preferred Stock upon liquidation. Mr. Kane recommended and proposed that the Company be liquidated and threatened to commence litigation to force the liquidation and dissolution of the Company. The Company's other directors disagreed with Mr. Kane, determined to continue the Company as a going concern and determined to oppose any attempt to liquidate and dissolve the Company.

In resolution of these disputes, the Company, Mr. Kane and Brian Spillane, the Company's President and a director, entered into an Agreement (the "Kane Agreement"), dated February 5, 1997, for the purchase of all of Mr. Kane's Common and Preferred Stock. A copy of that Agreement is appended as Attachment 3. By terms of the Kane Agreement, the Company purchased from Mr. Kane 895,415 shares of his Preferred Stock and 510,342 shares of his Common Stock. All of the stock purchased by the Company was retired upon completion of the purchase. Mr. Spillane purchased from Mr. Kane 203,426 shares of Mr. Kane's Preferred Stock and 115,942 shares of his Common Stock. Mr. Spillane paid $50,000 for the stock he purchased from Mr. Kane. The Company paid $150,000 and agreed to pay an amount equal to 12% of the net proceeds from the sale of the Cement Kaolin Mine less $13,992, as and when received by the Company. Alternatively, if the Cement Kaolin Mine is not sold on or before June 1, 1997, the Company agreed to pay to Mr. Kane a $.10 per ton royalty, as and when received by Nova, on sales of kaolin from the Mine up to an aggregate of $70,008. The Agreement among the Company, Mr. Spillane and Mr. Kane, also contained certain releases of claims between and among the parties, and certain other representations.

Rights of Dissenting Shareholders

The Act also affords a shareholder of a Colorado corporation the right to dissent from certain actions requiring shareholder approval and to require that the corporation purchase the shareholder's stock at a "fair value" (the "right of appraisal"). If a vote were required to approve the sale of the Cement Kaolin Mine (which the Company does not believe), rights of appraisal generally would not be available to dissenting shareholders because the Company's Common Stock is owned by more than 2,000 shareholders.

Notwithstanding the absence of a required vote and presence of an exemption from rights of appraisal provided by the Act, the Company has decided to offer to purchase all of the shares of Common Stock of any shareholder who votes against the Cement Kaolin Mine sale and properly asserts his right of appraisal. Management believes that the conjunction of its Cement Kaolin Mine sale, sale of oil and gas overriding royalty interests and purchase of the stock of Thomas F. Kane, represent material events which might prompt a shareholder to sell his Common Stock if an adequate market for that Stock existed. The Company also recognizes that the absence of an active trading market impedes such a sale. As such, management wishes to afford shareholders who disagree with these decisions or with the directors' decision to continue operation of the Company the ability to sell their Common Stock at a price which management believes is the appropriate market price.

Any shareholder of the Company who wishes to assert his or her right as a dissenter must strictly comply with the procedures set forth in the Act and detailed in Attachment 4. Any shareholder who wishes to dissent from the vote approving the sale of the Cement Kaolin Mine must file a notice of his or her intention to dissent with the Company prior to the Annual Meeting and not vote his or her shares in favor of the resolution approving the sale. If the sale is approved by the Company's shareholders, no later than ten
(10) days after the effective date of the corporation action creating the rights of appraisal, the Company will send a notice to each shareholder who has timely sent his or her election to assert rights of appraisal a notice which will state that the corporation action was authorized; the effective date of the corporation action; an address at which the Company will receive payment demands; the place where certificates for shares being sold must be deposited; supply a form for demanding payment; set the date by which the Company must receive the payment demand and certificates for the pertinent shares (which shall not be less than 30 days after the date of the notice); and provide other pertinent information.

Any shareholder who fails to timely and properly demand payment and deposit his or her stock certificates will lose these rights of appraisal. Upon effective date of the sale of the Mine or receipt of a payment demand, whichever is later, the Company will pay each dissenter who complied with all prerequisites for payment the fair value of the dissenter's shares, plus interest from the date of the Shareholders' vote at a rate determined by statutes. The remittance will be accompanied by the Company's balance sheet at the end of its most recent fiscal year and statement of income for its last fiscal year, together with the latest available interim financial statements, a statement of the Company's estimate of the fair value of the dissenter's shares and a notice of the dissenter's right to demand supplemental payment.

Any dissenting shareholder who disagrees with the fair value determined by the Company, or the Company's calculation of interest, will have 30 days after the date of mailing of the Company's remittance to mail to the Company his or her own estimate of the value of the shares and demand payment of any deficiency. Any dissenter who fails to timely make such a demand will be entitled to not more than the fair value remitted by the Company. If the dissenting shareholder and the Company cannot agree upon the fair value of the dissenter's shares, the dispute must be settled by a court in an action commenced within sixty (60) days after the Company receives the dissenter's demand for payment of a claimed deficiency. That action will be filed in the District Court for the City and County of Denver, Colorado.

If the Company fails to initiate such an action to determine fair value, each dissenting shareholder must bring his or her own lawsuit to determine that value. Cost and expenses of the litigation, which may include expenses of counsel and experts, may be assessed against any of the parties to such a litigation upon a finding that a party acted arbitrarily, vexatiously or not in good faith or, with respect to the Company, upon a finding that the Company did not comply with the requirements of the Act for rights of appraisal.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any shareholder who wishes to submit a proposal for inclusion in the Company's proxy statement and proxy form for its next annual meeting must assure that any such proposal is received by the Company on or before December 30, 1997.


ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB MAY BE OBTAINED WITHOUT CHARGE BY ANY BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK UPON A WRITTEN REQUEST ADDRESSED TO JAMES SCHAFF, SECRETARY, NOVA NATURAL RESOURCES CORPORATION, 789 SHERMAN STREET, SUITE 550, DENVER, COLORADO 80203.


NOVA NATURAL RESOURCES CORPORATION
789 Sherman Street, Suite 550, Denver, Colorado 80203

PROXY This Proxy is Solicited on Behalf of the Board of Directors.

         The undersigned hereby appoints Brian B. Spillane and Robert McDonald as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Nova Natural Resources Corporation held on record by the undersigned on February 28, 1997, at the annual meeting of shareholders to be held on ____________ of any adjournment thereof.

=================================================================



1.   ELECTION OF DIRECTORS

     FOR all nominees listed below             WITHHOLD AUTHORITY
     (except as marked to the contrary below)  to vote for all
                                               nominees listed
                                               below

      INSTRUCTION:   To withhold authority to vote for any
            individual nominee strike a line through the nominees's name in the list below.)

 Robert E. McDonald,   Brian B. Spillane,   Milton O. Childers,
Robert W. Meier,   John R. Parker


2.   PROPOSAL TO APPROVE THE AGREEMENT BETWEEN THE COMPANY AND
NORTHERN CON-AGG, INC.

   FOR            AGAINST             ABSTAIN

=================================================================




3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:__________________________, 1997. _________________________
                                        Signature

                                        _________________________
                                        Signature if held jointly

[Please mark, sign, date and return the Proxy card promptly using the enclosed envelope.]

                     ASSET PURCHASE AGREEMENT

     THIS AGREEMENT made and entered into this ____ day of January, 1997, by and between NOVA NATURAL RESOURCES CORPORATION, a Colorado corporation ("NOVA"), as seller, and NORTHERN CON-AGG, INC, a Minnesota corporation ("NCA"), as buyer.

                             RECITALS

     WHEREAS, NOVA is the owner of land and certain assets consisting of equipment, inventory, and leased land used in its current clay mining operation at Redwood Falls, Minnesota; and

     WHEREAS, NCA desires to acquire all of NOVA's right, title and interest in such assets and NOVA desires to transfer these assets to NCA on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto agree as follows:

1.   PURCHASE AND SALE.

     1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, NOVA agrees to sell to NCA and NCA agrees to purchase, for the consideration hereinafter described, all of NOVA's right, title, and interest in the following assets (collectively, the "Assets"):

     (a) All of the items of NOVA's equipment listed on the Bill of Sale attached as Exhibit A (the "Equipment");

     (b) The Mining Lease (the "Dahlberg Lease") described in the Assignment attached as Exhibit B, covering approximately 236 acres (the "Leased Real Estate");

     (c) NOVA's land and buildings located at Redwood Falls, Minnesota, consisting of approximately 78 acres, and described on the Warranty Deed attached as Exhibit C (the "Owned Real Estate"). The "Owned Real Estate" and "Leased Real Estate" are collectively referred to as the "Real Estate";

     (d) To the extent legally transferrable, all permits and approvals NOVA has from governmental authorities for operating NOVA's clay mining and processing business, but not including any bonds or other security in connection with such permits and approvals and not including any permits or approvals which may be necessary or convenient for Nova's continuing activities in Minnesota at locations other than the "Real Estate";

     (e)  NOVA's inventory of severed clay produced from the Real
          Estate, referred to herein as the "Inventory"; and
     (f)  The contracts identified in Exhibit D (the "Contracts").

     1.2 Records. NOVA agrees to deliver to NCA at Closing, as defined in Article 4 hereto, copies of all of NOVA's Redwood Falls business and operational records, including but not limited to customer lists, equipment manuals, employee records, and office and sales records. Computer disks of the records shall be provided where available.

     1.3 Purchase Price. The purchase price for the assets shall be the sum of $700,000, together with a term accelerating overriding royalty interest, as follows:

     (a)  $125,000 paid in cash at Closing;

     (b) $575,000 by execution and delivery of a promissory note, substantially in the form attached as Exhibit E and secured by a mortgage and security agreement substantially in the form attached as Exhibit F.

          (i) $50,000 in cash on each of the following dates: June 15, 1997, October 15, 1997, June 15, 1998, October
               15,1998, June 15, 1999, October 15, 1999, June
               15,2000, October 15, 2000 and June 15,2001.

          (ii) $125,000 in cash on October 15, 2001.

     (c) execution and delivery of an assignment of overriding royalty interest substantially in the form attached as Exhibit G, providing for a royalty of $.25 per short ton for all tons in excess of 100,000 short tons sold and shipped during each calendar year until December 31, 2001 or until the promissory note is paid in full, whichever first occurs. The royalty payments shall be credited in inverse order on the installments due under the promissory note.

     1.4 Allocation of Purchase Price. NOVA and NCA agree that the purchase price shall be allocated in the following manner:

     (a)  Equipment              $ 50,000.00

     (b)  Mineral Interests      $650,000.00
          including Real Estate

2.   LIABILITIES AND CONTRACTS.

     2.1 Permits and Contracts. NCA shall assume, perform, and fulfill after the Closing Date all obligations under the transferred permits and approvals and the Contracts. After the Closing, NCA shall be entitled to all rights and benefits under the Contracts, except for amounts receivable arising prior to the Closing Date.

     2.2 No Assumption of Liabilities. NCA shall neither assume nor become liable for any NOVA contracts other than the Contracts, and NCA shall not be liable with respect to any actions or transactions under the Contracts occurring prior to the Closing Date. Without limiting the generality of the foregoing, the parties specifically agree that NCA shall have no obligation with respect to NOVA's warranty obligations for products sold and shipped by NOVA before the Closing Date. NOVA shall satisfy all such warranty obligations at its expense.

     2.3 Lease and Restoration.. NCA shall assume and perform all obligations under the Dahlberg Lease and shall assume and perform all environmental protection, restoration, reclamation and other obligations with respect to the Leased Real Estate required by the lease, the applicable conditional use permit, NCA's restoration bond and the Jaw.

     2.4 Indemnification against Non-Assumed Liabilities. Excepting solely the transferred permits and approvals, the Contracts, and the liabilities assumed under Section 2.3, NOVA shall indemnify, defend and hold NCA harmless from and against all claims, demands, loses, expenses and liabilities, including but not limited to reasonable attorneys' fees, arising in any fashion out of any non-assumed liabilities or obligations of NOVA.

     2.5 Accounts Receivable. NOVA is retaining its accounts receivable.

     2.6  Real Estate Matters. Not later than February 24, 1997,
NOVA will deliver to NCA:

     (a) An ALTA 1987 Form B, 1990 Revision, Commitment for an owner's policy and a lessor's policy of title insurance for the Owned Real Estate and the Leased Real Estate issued by a title insurer designated by NCA naming NCA as the proposed insured, each in the amount of $350,000 (collectively, the "Commitment"). The Commitment shall show all exceptions to title including, but not limited to, all covenants, conditions, restrictions, reservations, easements, rights and rights-of-way, liens and other matters of record, and shall include proper searches for bankruptcies, judgments and state and federal tax liens affecting the Real Estate. The Commitment shall also include a commitment to (i) endorse the title policy so as to delete any general or standard exceptions (including exceptions for parties in possession, unrecorded instruments, survey matters, and mechanics liens, except for matters which NCA has created, suffered or permitted to accrue after the date hereof); (ii) issue a zoning endorsement (ALTA Form 3.1); and (iii) issue an endorsement to ensure that the Real Estate complies with all existing covenants, conditions and restrictions of record and that the instruments creating any such restrictions do not contain any forfeiture of title or right of re-entry provisions. All such endorsements and agreements shall be in form and substance satisfactory to NCA. NOVA shall pay the fees and costs of obtaining the title commitments, although NCA shall pay the premiums for the policies.

     (b) A survey of the Real Estate shall be prepared by a land surveyor registered in Minnesota. The survey shall show and certify (i) the legal description of the Real Estate,
          (ii) the area of the Real Estate to the nearest 1/10th of an acre; (iii) all easements affecting the Real Estate, whether visible or of record, including easements over property other than the Real Estate for the benefit of the Real Estate which are shown in the Commitment; (iv) the location of all visible encroachments; (v) the boundary lines of the Real Estate; and (vi) the location of all wells on the Real Estate. The cost of the Survey shall be paid by NOVA, if the Closing occurs hereunder. If the closing does not occur, the cost shall be paid by NCA.

     NCA shall be allowed ten days after receipt of both the Commitment and the Survey to make written objections to the marketability of title, and any objections not made in writing within this ten day period shall be deemed to have been waived. If NCA does make written objections within this ten day period, NOVA shall be allowed 30 days to attempt to cure the title defects. Not later than five days after the end of this 30 day curative period, NOVA shall notify NCA of any curative work it has performed, and NCA shall be allowed ten days after receipt of such notice to confirm its satisfaction with the curative work. If NCA does not confirm its satisfaction with the curative work or otherwise waive its objections to the title defects within this ten day period, this Agreement shall terminate.

     2.7 Prorations, Allocations, and Adjustments. NOVA and NCA agree to the following prorations, allocations of costs, and adjustments in connection with this Agreement and the transactions contemplated hereby:

     (a) Nova will pay in full all assessments, levied or pending, for improvements presently in and servicing the Owned Real Estate, as well as all real estate taxes due and payable for years prior to 1997. Real estate taxes payable 1997, based upon the best information available at the Closing Date, shall be prorated between Nova and NCA based upon the Closing Date, and shall be a final settlement between them.

     (b) All operating costs, including but not limited to utilities and all prepaid license or permit fees relating to licenses and permits being assigned to NCA, shall be prorated between the parties based upon the Closing
          Date, except that the mining contractor payment of $2.40 per short ton (2,000 lbs.) shipped after the Closing Date shall be paid by NCA. It is understood that clearing and grubbing costs for work performed by the mining contractor prior to the date of closing will be paid by NOVA.

     (c) Real estate transfer taxes, and any other transfer taxes customarily paid by a seller of property, shall be paid by NOVA. Recording fees, mortgage registration tax, and sales taxes shall be paid by NCA.

     (d) Royalties due through the Closing Date under the terms of the Dahlberg Lease shall be paid to the lessor by Nova.

     (e) It is understood that the Dahlberg home and its outbuildings, including a shed and a barn, will have to be moved or acquired to accommodate future mining operations on the Leased Property. The first $25,000 of such moving or acquisition costs will be borne by NCA. The next $50,000 of such moving or acquisition costs will be shared equally by NOVA and NCA. Any such moving or acquisition costs in excess of $75,000 will be borne entirely by NOVA NCA shall be reimbursed for any moving and acquisition costs it advances that are due from NOVA by deduction from the next due payment under the Note. NCA will furnish NOVA with moving and acquisition cost details and verification within 30 days after the costs have been incurred.

     (f) NOVA and NCA have arranged for the drilling of four (4) additional test holes to be contracted for by NOVA. The drilling logs and testing results shall be furnished to each party. NCA shall pay NOVA the first $10,000 of the cost of the drilling and sample analysis. The balance of the cost of the drilling and the sample analysis shall be borne by NOVA. NCA's payment shall be due on February 24, 1997. NCA's obligation to make this payment is absolute and is not subject to any contingency.

3.   CLOSING DELIVERIES.

     3.1 NOVA's Deliveries. At the Closing, subject to the terms and conditions set forth in this Agreement, NOVA shall make the following deliveries:

     (a) Bills of sale, assignments, and other instruments of conveyance reasonably requested by NCA relating to the Equipment, the Inventory, the Leased Real Estate, the permits and licenses that are being assigned, and the Contracts; provided, however, that all such instruments relating to buildings, personal property, and water wells shall disclaim all warranties relating to habitability, merchantability, or fitness for a particular use.

     (b) A search certified to a date reasonably near the Closing Date showing all financing statements on file against the Assets, together with appropriate releases or termination statements for any security interests in the Assets;

     (c) A warranty deed conveying the Owned Real Estate, free and clear of all liens, charges and encumbrances, except those set forth in the final Commitment;

     (d) A seller's affidavit in the form reasonably required by the title insurance company, certifying that there are no judgments, bankruptcies, tax liens, mechanic's liens, parties in possession, unrecorded interest, encroachment and boundary line questions or related matters affecting the Real Estate, properly executed by NOVA.

     (e) A "non-foreign person affidavit" sufficient in form and substance to NCA and its counsel establishing that this transaction is exempt from the withholding requirements of the Foreign Investment Real Property Tax Act;

     (f) A written consent by the lessors to the assignment of the Dahlberg Lease and a certification by the lessors that NOVA is not currently in breach under the terms of such lease; and (g) Such corporate resolutions or other items or documents as NCA's counsel shall reasonably require.

     3.2 NCA's Deliveries. On the Closing Date, subject to the terms and conditions set forth in this Agreement, NCA shall make the following deliveries:

     (a) The initial payment of the purchase price in accordance with Section 1.3 herein;

     (b) The promissory note, mortgage, and assignment of overriding royalty interest in accordance with Section
          1.3; and

     (c) Such corporate resolutions or other items or documents as NOVA's counsel shall reasonably require.

4.   CLOSING.

     The closing hereunder shall take place at the offices of NCA at 3131 Fernbrook Lane North, Plymouth, Minnesota, at 2:00 o'clock p.m. on March 26, 1997, or at such other place as may be mutually agreed upon in writing by NCA and NOVA (the "Closing" or "Closing Date").

5.   INVESTIGATION.

     From and after the date hereof and through the Closing Date, NOVA shall afford NCA, its representatives and consultants, free access to the Real Estate so that NCA may make such investigation as it shall desire of the Assets, and NOVA shall provide NCA reasonable assistance in the conduct of said investigation.

     Without limiting the generality of the foregoing, NCA, its representatives and consultants, shall be permitted access to the Real Estate in order to inspect the same, conduct soil borings, perform environmental inspections and tests, install monitoring wells, prepare surveys, and take measurements, all at its sole risk and expense. During such access, such personnel shall not cause any unreasonable interference with NOVA's operations or damage the Assets, except as may be necessary to conduct an environmental inspection, provided NCA shall promptly repair any such damage and restore the Assets to their condition immediately prior to such damage. NCA shall indemnify and hold NOVA harmless against all claims for injury to third persons or damage to property which may be caused by the actions of NCA, its representatives and consultants. As part of such investigations NCA, its representatives or consultants, shall be permitted access to the buildings and other improvements located on the Real Estate.

     NOVA shall also provide NCA originals or reproductions of plans and specifications for the building located on the Real Estate (to the extent the same exist and are in NOVA's possession), including any available "as built" drawings, maintenance records, licenses, permits, reports and certificates and such other items relating to the construction, operation or environmental assessment of the Real Estate as may be in the possession of NOVA.

     No investigation by NCA or its representatives or agents shall offset or limit the scope of NO VA's representations and warranties in this Agreement, or limit Nova's liability for any breach thereof, unless NCA thereby obtains or otherwise has actual knowledge of the inaccuracy of the representation or warranty at the Closing Date.

6.   REPRESENTATIONS AND WARRANTIES OF NOVA.

     NOVA represents and warrants to NCA that the following statements are true and correct and will be true and correct as of the Closing Date.

     6.1 NOVA. NOVA is a corporation duly organized and existing and in good standing under the laws of the State of Colorado and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated, or such business is now conducted. NOVA has full power and authority to sell, convey, assign, transfer and deliver the Assets as herein provided; all corporate and other proceedings necessary to be taken by NOVA in connection with the transactions provided for by this Agreement and necessary to make the same effective have been duly and validly taken by NOVA; this Agreement has been duly and validly executed and delivered by NOVA; and this Agreement constitutes a valid and binding obligation of NO VA enforceable in accordance with its terms.
     6.2 Title: NOVA has good and marketable title to the Assets, free and clear of any mortgages, liens, security interests, pledges or encumbrances. At the Closing NOVA will convey good and marketable title to the Assets to be sold hereunder, free and clear of any and all mortgages, liens, security interests, pledges, or encumbrances of any kind or nature whatsoever.

     6.3 Non-Breach etc. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by NOVA will not:

     (a) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, contract, license, lease or other instrument or obligation to which NO VA is now a party or by which it or any of its properties or assets may be bound or affected; or

     (b) violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

     6.4  Real Estate.

     (a) To the best of NOVA's knowledge, its present use of the. Real Estate and the other Assets located thereon complies in all material respects with all applicable federal and state laws, and regulations, and private restrictions.

     (b) NOVA is not a party to, nor currently threatened with, any legal action or other proceeding before any court or administrative agency relating to or affecting the Real Estate or any portion thereof. NOVA has not been charged with, and has no knowledge that it is under investigation regarding any violation of any law or administrative regulation, federal, state or local, concerning the Real Estate.

     (c) To the best of NOVA's knowledge, no activity has ever been conducted at the Owned Real Estate or the Leased Real Estate which may give rise to any liability under any applicable federal, state, or local environmental protection, health, safety or similar law, whether statutory or under common law. No condition has been created and no activity has ever been conducted by NOVA at the Owned Real Estate or the Leased Real Estate which has given rise to, or may give rise to, any liability under any applicable federal, state or local environmental protection, health, safety or similar law, statutory or common.

     (d) There are no public improvements (water, sewer, sidewalk, street, alley, curbing, etc.), or condemnation actions affecting the Real Estate or other Assets located thereon which have been completed or are in progress and for which assessments may be levied after Closing. NOVA has no knowledge of any planned improvements which may result in assessments or condemnation actions. If NOVA becomes aware of any planned improvements or condemnation actions before Closing, NOVA will immediately notify NCA of such planned improvements or condemnation actions.

     (e) Telephone, electricity, and well water sufficient for NO VA's past operation of the Assets, has been available, connected and operational.

     (f) No portion of the Owned Real Estate is the subject of any lease or other agreement allowing use of the Owned Real
          Estate.

     (g) The Real Estate currently has access to a publicly dedicated and maintained road. This road provides a valid means of ingress and egress to the Real Estate sufficient for the present operation of the Real Estate and the Assets located thereon.

     (h) Any existing easements, including, but not limited to, those upon, above or below the Real Estate, have not interfered with NOVA's past use of the Real Estate and the Assets located thereon.

          (i)  To the best of NOVA's knowledge, there are:

               (1) No underground tanks on the Real Estate, nor are there any transformers, capacitors or other appliances in use or stored upon the Real
                    Estate which contain PCB's;

               (2) No urea-formaldehyde insulation or asbestos on the Real Estate;

               (3) No "hazardous substances," "pollutants," "contaminants," "hazardous wastes,"
                    "petroleum," or "asbestos" (as such terms are defined in the Comprehensive Environmental Response, Compensation or Liability Act of 1980, as amended, or the Resource Conservation, and Recovery Act, as amended, or their state or local counterparts (collectively, "Hazardous Substances'), on, beneath or about the Real Estate; and

               (4) No existing conditions or past activities on the Real Estate which may give rise to any liability or obligation under any currently applicable federal, state or local environmental protection, health, safety, or similar law, whether statutory or common law.

          (j) During the period of NOVA's ownership and activities on the Owned Real Estate and on the Leased Real
               Estate:

               (1) No underground tanks were installed on the Owned Real Estate or Leased Real Estate, nor were any transformers, capacitors or other appliances in use or stored upon the Owned Real
                   Estate or Leased Real Estate which contain
                   PCB's.

               (2) No urea-formaldehyde insulation nor asbestos was installed on the Owned Real Estate or Leased Real Estate.

               (3) No Hazardous Substances were placed or located anywhere in on or under the Owned Real Estate or the Leased Real Estate by NOVA or any of its employees or agents.

               (4) No activity has ever been conducted at the Owned Real Estate or Leased Real Estate by NOVA or any of its agents or employees which has given rise to, or may give rise to, any liability or obligation under any applicable federal, state, or local environmental protection, health, safety, or similar law, whether statutory or common law.

Except in the ordinary case of its own business where NOVA has complied with the legal requirements applicable thereto, NOVA has not generated, transported, stored, treated or disposed of Hazardous Substances in or on the Owned Real Estate or the Leased Real Estate; neither the Owned Real Estate nor the Leased Real Estate has been used for the storing or disposal of waste or for storing or disposal of Hazardous Substances during the period that NOVA has been an owner of the Owned Real Estate and the period that NOVA has been the mine operator of the Leased Real Estate; NOVA hereby agrees to indemnify NCA from and against any and all liability which is the result of a release or threatened release of Hazardous Substances deposited, stored, disposed of, placed on or which otherwise came to be located on or under the Real Estate, or which is the result of the existence of emission of any hazardous, toxic or contaminated chemicals, substances, materials or pollutants or other Hazardous Substances in, on or from the Real Estate during to the period of NOVA's ownership or possession of the Owned Real Estate and Leased Real Estate.

     6.5 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting either NOVA or the Assets, at law or in equity or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or $ investigation been pending during the 12-month period preceding the date hereof, and NOVA is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

     6.6 Compliance with Laws. NOVA and the Assets are in substantial compliance with, all applicable laws, regulations and orders, including without limitations CERCLA, RCRA, MERLA, OSHA, MSHA, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and the Refuse Act, and the present uses by NOVA of the Assets do not violate any such laws, regulations and orders.

     6.7 Labor Controversies. There are no controversies pending or, to Nova's knowledge, threatened between NOVA and any union or any of NOVA's and NOVA's employees. NOVA is not currently subject to any threats of strikes or work stoppages, or any organizational efforts or demands for collective bargaining or any union organization. NOVA is in compliance in all material respects with applicable labor laws. NOVA is not a party to any collective bargaining agreements.

     6.8 Changes in Customers. NOVA is not aware of any facts which indicate that any customer of NOVA intends to cease being a customer of NOVA (or intends to not continue as customer with NCA after the Closing hereunder), whether as a result of the transactions contemplated hereby or other~se.

     6.9 Conduct of Business. From the date of this Agreement until the Closing Date NOVA has not and will not have:

     (c) sold or transferred any assets included in the Assets, other than sales of inventory in the ordinary course of business;

     (d) suffered any material damage, destruction or loss to any Assets, whether or not covered by insurance;

     (e) entered into any transaction involving or relating to the Assets other than in the ordinary course of business;

     (f) made or suffered any amendment or termination of any Contracts;

     (g)  suffered a termination of any license or permit; or

     (h) taken any action outside of the ordinary course of business.

     6.10 Licenses and Permits. All licenses, permits, franchises, approvals and governmental authorizations held by NOVA in connection with the Assets and its Redwood Falls clay operations are listed on Exhibit H. To NOVA's knowledge, no other licenses, permits, franchises, approvals or other governmental authorizations are required for NOVA, the Assets, or its Redwood Falls clay operations. True, current, correct and complete copies of such licenses, permits, franchises, approvals, and governmental authorizations will promptly be delivered by NOVA to NCA. NOVA has performed in all material respects all obligations required to be performed by it to date under, and is not in default under, any such licenses, permits, franchises, approvals, or governmental authorizations or the laws, regulations and requirements of the licensing and permit authorities. All such licenses, permits, franchises, approvals, and governmental authorizations are in full force and effect.

     6.11 Taxes. Within the times and in the manner prescribed by law, NOVA has filed all federal, state and local tax returns required by law, and has paid, or made adequate provisions for the due and timely payment of, all taxes, assessments, and penalties due and payable. There are no facts or circumstances pertaining to NOVA which could result in any liability to NCA in connection with or relating to taxes or tax matters.

     6.12 Aggregate Reserves. NOVA has no specific knowledge or information that would indicate that NOVA's geological reports with respect to the remaining aggregate reserves contained on the Real Estate are inaccurate or otherwise do not reflect the true amount of available aggregate reserves.

7.   REPRESENTATIONS AND WARRANTIES BY NCA.

     NCA represents and warrants to NOVA that the following statements are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on said date:

     7.1 Organization and Standing. NCA is a corporation duly organized, existing and in good standing under the laws of the State of Minnesota.

     7.2 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which NCA is a party or by which it or any of its properties or assets may be bound or affected, or (b) violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or
(c) conflict with or result in the breach of the terms, conditions or provisions of the articles of incorporation or by-laws of NCA.

     7.3 Authority. NCA has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and all corporate and other proceedings required to be taken by NCA in connection with this Agreement and the transactions contemplated hereby and necessary to make the same effective have been duly and validly taken. This Agreement constitutes a valid and binding obligation of NCA which is enforceable in accordance with its terms.

     7.4 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting NCA, at law or in equity or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or investigation been pending during the 12-month period preceding the date hereof, and NCA is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

8.   COVENANTS

     8.1 Action. Neither NCA nor NOVA will take or permit to be taken any action or do or permit to be done anything in the conduct of their business or otherwise, which would be contrary to or in breach of any of the terms, conditions and provisions of this Agreement, or which would cause any of the representations and warranties of NCA or NOVA to be untrue as of the Closing Date or any time thereafter.

     8.2 Further Assurances. On the Closing Date, and from time to time thereafter, at the request of NCA, NOVA will execute and deliver to NCA all such assignments, endorsements and other documents, and take such other action as NCA may reasonably request in order more effectively to transfer and assign to NCA the Assets transferred to NCA pursuant to this Agreement, to confirm the title of NCA thereto and to assist NCA in exercising its rights with respect thereto and under this Agreement.

     8.3 No Solicitation of Alternate Transaction. NOVA shall not, and shall ensure that its directors, officers, employees, independent contractors, consultants, counsel, accountants, shareholders and other representatives and agents do not, directly or indirectly, solicit, initiate or encourage discussions or negotiations with, provide any non-public information to, or enter into any agreement with, any third party concerning the sale, transfer or other disposition of the Assets or any part thereof. NOVA shall immediately inform NCA of any unsolicited offer, including the terms thereof and the identity of the person or entity making such offer to purchase the Assets or any part thereof.

     8.4 Confidentiality. Each of the parties agrees that all information obtained by them in the course of negotiating the transactions contemplated hereby and conducting the due diligence investigation regarding the transactions contemplated hereby will be held in strictest confidence by each of the parties hereto and will be divulged only to those employees and agents of the parties hereto, including legal counsel, accountants and financial advisors who have a need to know such information. NCA specifically covenants that, unless the sale contemplated hereby actually closes, all such information shall be used exclusively for deciding whether to proceed with this transaction and for no other purpose.

9.   PROPERTY USE.

     9.1 Background. Nova currently uses the Assets to produce and sell kaolin to the cement industry, and NCA is acquiring the Assets in order to continue such sales to the cement industry. Nova, however, is retaining and may acquire additional interests in other lands in Brown, Nicollet, Redwood, and Renville Counties, Minnesota (the "Nova Area"), which contain higher quality kaolin reserves and which Nova hopes to develop for production and sale to the more demanding paper industry. While there is substantial competition from other kaolin producers in both markets, and while other producers could enter either market at any time, it is clear that NCA's investment in the Assets would be jeopardized if Nova were to begin kaolin sales to the cement industry in Minnesota, Iowa, North Dakota, South Dakota or Wisconsin, just as Nova's effort to develop the Nova Area would be jeopardized if NCA were to use the Assets to begin sales to the paper industry at any location.

     9.2 NOVA's Sales to Cement Industry. Nova's interest in the Nova Area is committed to a joint venture with U.S. Borax Inc., under an unrecorded joint venture and operating agreement dated July 1, 1993. The primary purpose of the joint venture is the development of the Nova Area for the production of kaolin for the paper industry, and the joint venture currently has no plans to produce kaolin for sale to the cement industry. Nova does not have the power to bind either the joint venture or U.S. Borax Inc. to any promise concerning the production or sale of kaolin from the Nova Area, and both the joint venture and U.S. Borax Inc. will retain the unrestricted right to sell kaolin to the cement industry at any time and from any location. NOVA agrees, however, that if kaolin is produced either (i) by NOVA (including a joint venture of which NOVA is a member) at any location in the United States or Canada or (ii) by U.S. Borax, Inc. (including a joint venture of which U.S. Borax, Inc. is a member) at any location within the NOVA Area, and if such kaolin is sold to the cement industry in Minnesota, Iowa, North Dakota, South Dakota or Wisconsin during the five year period following the Closing, then the amounts due NOVA under the promissory note shall be reduced by $30,000 for each year in which any such sale occurs.

     9.3 NCA's Sales to Paper Industry. NCA is acquiring the Assets in order to produce kaolin for sale to the cement industry, and currently has no plans to use the Assets to produce kaolin for sale to the paper industry. For the benefit of Nova, the joint venture and U.S Borax, Inc., NCA hereby promises that any profit which it may earn which is attributable to sales of kaolin produced from the Real Estate to paper manufacturers at any location at any time during the period ending twenty one years after the date of Closing will promptly be delivered by NCA to Nova. The geographical scope and time period of NCA's promise is greater than that of Nova in the preceding subsection because of the very high entry costs into the paper industry market.

     9.4 General. All of the foregoing covenants shall run with the land for the specified periods and shall both benefit and burden all successors and assigns of NCA and Nova. It shall be the responsibility of NCA or Nova, as applicable, to ensure that its successors and assigns understand these promises and promise to perform them for the requisite period. Based on foreseeable technical and business conditions, the parties believe it highly unlikely that NCA will wish to engage in sales to the paper industry, and they therefore do not expressly define the term profit, as used in the preceding subsection. The parties do, however, state their express intention that NCA, if paying profit to Nova shall be placed in all respects in a position where NCA (including its affiliates), neither gains nor loses from the concerned sales, by looking to NCA's actual proceeds of sale, reduced by all expenditures which NCA paid (whether exploration, development, mining, transportation, or marketing) to secure such distributions or proceeds. Finally, whether a sale is made to a cement manufacturer or a paper manufacturer shall be determined by the ultimate end use of the concerned material, so that a sale of material to a purchaser who is acquiring such material for resale or for further processing will be classified based upon the final use of that material in either the cement industry or the paper industry.

10.  NO BROKERS OR Finders.

     NOVA and NCA represent and warrant to each other that each did not directly or indirectly engage any person, corporation or partnership to bring about the consummation of the transactions contemplated herein, and, that no person, corporation or partnership is entitled to a broker's commission, finder's fee, or any similar compensation upon the consummation of the transactions contemplated herein. If this representation and warranty is breached by either NOVA or NCA, the breaching party shall indemnify and hold harmless the other party from any and all claims, demands, liabilities and obligations (and any and all expenses and costs incurred in connection with or in defending against the same), which may arise due to any third part~s claim as a broker or finder.

11.  CONDITIONS PRECEDENT OF NCA.

     The obligations of NCA hereunder are subject to the conditions that, on or before the Closing Date:

     11.1 Representations and Warranties True at Closing. The representations and warranties of NOVA contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date, except to the extent that such representations and warranties may have been expressly waived by NCA at an earlier date.

     11.2 Compliance with the Agreement. NOVA shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with it by the Closing Date.

     11.3 Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     11.4 Casualty. Between February 24, 1997 and the Closing Date, the Assets shall not have been materially adversely affected as a result of any fire, accident, flood or other casualty or act of God or the public enemy.

     11.5 Adverse Developments. There shall have been no adverse developments between February 24, 1997 and the Closing Date which have a material adverse effect upon the business currently being conducted by Nova with the Assets.

12.  CONDITIONS PRECEDENT OF NOVA.

     The obligations of NOVA hereunder are subject to the conditions that, on or before the Closing Date:

     12.1 Representations and Warranties True at Closing. The representations and warranties of NOVA contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

     12.2 Compliance with the Agreement. NCA shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with it by the Closing Date.

     12.3 Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.


13.  INDEMNIFICATION.

     13.1 Indemnification. NOVA hereby agrees that, notwithstanding the Closing, the delivery of instruments of conveyance, and regardless of any investigation at any time made by or on behalf of any party hereto, NOVA will (unless NCA had actual knowledge at the Closing Date of the concerned breach, inaccuracy, failure or act) indemnify, save and hold NCA harmless from and against any and all liabilities, losses, damages, claims, deficiencies, costs and expenses, (including, without limitation, reasonable attorney fees and other costs and expenses incident to any suit, action or proceeding) arising out of or resulting from and will pay to NCA the amount of damages suffered thereby together with any amount which it may pay or become obligated to pay on account of:

     (a) the breach or inaccuracy of any warranty or representation made by NOVA herein or any misstatement of a fact or facts herein made by NOVA;

     (b) the failure by NOVA to state or disclose a material fact herein necessary in order to make the facts herein stated or disclosed not misleading;

     (c) any failure of NOVA to perform or observe any term, provision, covenant or condition hereunder on the part of NOVA to be performed or observed;

     (d) any act performed, transaction entered into, or state of facts suffered to exist by NOVA in violation of the terms of this Agreement.

In the event of any claim by NCA under Section 13.1, or any other indemnification claim made by NCA under any other provision of this Agreement, NCA shall be entitled to exercise all remedies provided by law and/or equity with respect thereto.

     13.2 Limitations. Any suits for indemnification or for any other relief or damages in connection with the matters set for in
Section 13.1 or elsewhere in this Agreement shall be barred if not commenced within three years after the Closing Date or if NCA had actual knowledge at the Closing Date of the concerned breach, inaccuracy, failure or act.

14.  TERMINATION.

     14.1 Termination. This Agreement may be terminated prior to the Closing:

     (a)  in accordance with Section 2.6;

     (b)  by the written mutual consent of NCA and NOVA;

     (c) by either NCA or NOVA (provided the terminating party is not otherwise in default or in breach of this Agreement) if the Closing has not occurred on or before April 26, 1997.
     (d) by NCA if it notifies NOVA in writing prior to February 24, 1997 that, in NCA's sole and absolute discretion, that its legal, accounting, business, environmental or other inspections of the Assets discloses an unacceptable risk;

     14.2 Procedure Upon Termination. In the event of termination pursuant to Section 14.1, written notice shall forthwith be given to the other party, this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. The provisions of Section 2.6(b), Section 2.7(f), Section 8.4, and Article 16 shall, however, survive any termination of this Agreement.

15.  MODIFICATION.

     This Agreement and its Exhibits contain the entire agreement between the parties with respect to the transactions contemplated herein and shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

16.  EXPENSES.

     Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its own expenses in connection with the preparation, authorization, execution and performance of this Agreement and all transactions contemplated hereby, including without limitation all fees and expenses of agents, representatives, counsel and accountants. Surveying costs shall be paid as provided in Section 2.6 (b).

17.  NOTICES.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail:

     (a)  To NCA:

          Edward A. Egan
          Northern Con-Agg, Inc.
          3131 Fernbrook Lane North
          Plymouth, Minnesota 55447

          with a copy thereof to:
          Thomas J. Rooney
          Rooney & Neilson, Ltd.
          8 Pine Tree Drive, # 120
          Arden Hills, Minnesota 55112

     (b)  To NOVA:
          Nova Natural Resources Corporation
          Attention: Brian Spillane
          1900 Wazee Street, # 305
          Denver, Colorado 80202

          with a copy thereof to:
          Lohf, Shaiman & Jacobs, P.C.
          Attention: Neil E. Ayervais
          950 South Cherry Street, # 900
          Denver, Colorado 80222

or to such other address or to such other person as NCA or NOVA shall have last designated by written notice to the other.

18.  ASSIGNMENT

     This Agreement shall not be assignable by any party hereto without the prior written consent of the other; provided, however, that NOVA may assign this Agreement to a successor by merger or to a wholly owned subsidiary without the need for any consent.

19.  MINNESOTA LAW TO GOVERN.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota.

20.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.  HEADINGS AND EXHIBITS.

     The headings in this Agreement are for convenience only and shall not be deemed to alter or affect any provision hereof. Reference to numbered "articles," "sections," "paragraphs," and "subparagraphs" of this Agreement and to lettered "Exhibits" refer to articles, sections, paragraphs, a nd subparagraphs of this Agreement and the Exhibits attached hereto. All Exhibits are incorporated into, and shall be deemed a part of, this Agreement.

22.  ACCESS TO BOOKS AND RECORDS.

     Under the terms of this Agreement, NCA is receiving copies of the records which relate to business relating to the Assets, while NOVA is retaining the originals. Each party agrees a period of three years after the Closing Date said party shall preserve any books or records to the Assets and the related business activities, and that during such period it will afford to party access to all such books and records at reasonable business hours and upon notice. After the termination of said three-year period each party shall be free to dispose records in such manner as it pleases, unless the other party has requested said records. party has made such a request, the party receiving the request either shall give to the party the originals or copies of such records, or may retain such records subject to the party's continuing right to inspect the same.

     IN WITNESS WHEREOF. the parties have duly executed this Agreement as of the date set above.

NOVA NATURAL RESOURCES CORPORATION NORTHERN CON-AGG, INC.

By:/s/Brian B. Spillane               By:/s/Edward A. Egan
   Brain Spillane, President          Edward A. Egan, President

STATE OF COLORADO)
                  ss
COUNTY OF DENVER

This instrument was acknowledged before me on January 27, 1997 by Brian B. Spillane, the President of NOVA NATURAL RESOURCES
CORPORATION, a Colorado Corporation, on behalf of the corporation.

                         /s/ James R. Schaff
                         Notary Public

[SEAL]



STATE OF MINNESOTA
                 SS
COUNTY OF RAMSEY

     This instrument was acknowledged before me on 1-25, 1997 by Edward A. Egan, the President of Northern Con-Agg, Inc., A
Minnesota Corporation, on behalf of the corporation.

                         /s/ Thomas J. Rooney
                         Notary Public

                                   EXHIBIT A-1

                           BILL OF SALE

     Nova Natural Resources Corporation ("Nova") a Colorado corporation, in consideration of $10 and other good and valuable consideration paid to it by Northern Con-Agg, Inc. ("NCA"), a Minnesota corporation whose address is 3131 Fernbrook Lane North, Plymouth, Minnesota 55447, hereby bargains, sells, grants, conveys, and transfers unto NCA the inventory, equipment and other personal property described on the attached Schedule 1, all of which relate to a kaolin mining operation in Redwood County, Minnesota.

     TO HAVE AND TO HOLD the same unto NCA, its successors and assigns forever.

     Nova warrants and agrees to defend title to the said inventory, equipment and other personal property described in
Schedule 1, against all persons whomsoever. Except for the foregoing warranty, Nova makes NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE. All such property is being sold "as is."

     IN WITNESS WHEREOF, this Bill of Sale is executed this _____ day of March, 1997.


                    NOVA NATURAL RESOURCES CORPORATION


                    By:_____________________________
                    Brian Spillane, President


                                   EXHIBIT A-2


                                PERSONAL PROPERTY

1    Agglomerator - Allis Chalmers 20 x 30

1    Producer Supply Conveyor Belt 30" x 50'

1    25 Ton Silo

1    Foundation
                                   EXHIBIT B-1


                            ASSIGNMENT

     THIS ASSIGNMENT is made this ____ day of March, 1997, from Nova Natural Resources Corporation, a Colorado corporation whose address is 1900 Wazee Street, Suite 305, Denver, Colorado 80202 ("Nova"), to Northern Con-Agg, Inc., a Minnesota corporation whose address is 3131 Fernbrook Lane North, Plymouth, Minnesota ("NCA").

     IN CONSIDERATION of $10 and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged. hereby assigns NCA all of the right, title, and interest of Nova in and to the following mining lease:

     LESSORS:  William E. Dahlberg and Vera Evelyn Dahlberg

     LESSEE:   Western Minerals Exploration Company

     DATED:         October 9, 1981

     DESCRIPTION:   Township 113 North, Range 35 West
                    Section 33: E/2 NW/4, E/2 SW/4, and W/2 NE/4
                    Redwood County, Minnesota

     RECORDED: Book 97 (Misc) at page 147 (Redwood County)

     NCA assumes the obligations of Nova under the lease and agrees to indemnify and hold harmless Nova from any costs, loss, or damage resulting from any default under the lease after the date of this assignment or from any operations or activities of NCA after the date of this assignment.

     Additional representations, warranties, covenants, indemnifications and limitations are set forth in an unrecorded asset purchase agreement dated January _____, 1997 between Nova and NCA. All such provisions shall survive the execution and delivery of this assignment.

     All provisions contained in this assignment and in the asset purchase agreement shall be binding upon and inure to benefit of the parties to this assignment, their successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this assignment as of the date first above written.

                    NOVA NATURAL RESOURCES CORPORATION


                    By:_______________________________
                        Brian Spillane, President

                                   EXHIBIT B-2


                    NORTHERN CON-AGG, INC.

                    By:_______________________________
                        Edward A. Egan, President


STATE OF MINNESOTA
                 ) ss
COUNTY OF           ) ss.


     The foregoing instrument was acknowledged before me this _____ day of _________ 1997, by Brian Spillane as President of Nova
Natural Resources Corporation, a Colorado corporation.
          Witness my hand and official seal.


                    ___________________________
                    Notary Public

My commission expires:

______________________




STATE OF MINNESOTA      )
               ) SS
COUNTY OF      )


     The foregoing instrument was acknowledged before me this _____ day of __________ 1997, by Edward A. Egan as President of Northern Con-Agg, Inc., a Minnesota corporation.

     Witness my hand and official seal.


                    _________________________
                    Notary Public

My commission expires:

_____________________


                                   EXHIBIT C-1


                          WARRANTY DEED


STATE DEED TAX DUE HEREON: $______________

Date:_______________, 1997.


     FOR VALUABLE CONSIDERATION, Nova Natural Resources Corporation, a Colorado corporation, Grantor, hereby conveys and warrants to Northern Con-Agg, Inc., a Minnesota corporation, Grantee, real property located in Section 35, Township 113 North, Range 35 West, Redwood County, Minnesota, described as follows:

     (1)  The NW/4 of the SW/4 and
     (2)  The W/2 of the NW/4 excepting:

          (a)  That part of the W/2 NW/4 described as follows:
               Beginning at the NW Corner of said Section 33; thence S.S9.36'14"E., an assumed bearing, along the north line of said NW/4 1338.15 feet to the NE Comer of the NW/4 of the NW/4 of said Section 33; then
               S.00 40'24"W., along the east line of said W/2 of the NW/4 1618.03 feet to the northerly right of way line of the Minnesota Valley Transportation Company; then N.6047'38"W., along said right of way line 1517.85 feet to the west line of said NW/4; then N.0022'24"E., along said west line 886.55 feet to the point of beginning, containing 38.38 acres, more or less, subject to easements of record in said county and state.

          (b)  The railroad right of way.

together with all hereditaments and appurtenances belonging thereto, subject to the following exceptions: [insert from final title insurance commitment when obtained]

     The Grantor certifies that it does not know of any wells on the above-described real property.


                    NOVA NATURAL RESOURCES CORPORATION
                    A Colorado corporation


Affix Deed Stamp Here
                    By:__________________________


                                   EXHIBIT C-2


STATE OF MINNESOTA     )
               )ss.
COUNTY OF      )

     The foregoing instrument was acknowledged before me on the __________ day of 1997, by _____________________, the
_____________________ of Nova Natural Resources Corporation, a corporation under the laws of the State of Colorado, Grantor, on behalf of the corporation.



                         ______________________
                         Notary Public

My commission expires:

___________________


[SEAL]


               Send Tax Statements to:
               Northern Con-Agg, Inc.
               3131 Ferbroon Lane No.
               Plymouth, MN 55447


THIS INSTRUMENT DRAFTED BY:
Thomas J. Rooney
Rooney & Neilson, Ltd.
Attorneys at Law
8 Pine Tree Drive, Suite 120
Arden Hills, Minnesota 55112
(612) 481-9222

                                   EXHIBIT D


                            CONTRACTS

September 1, 1991 royalty assignment from Nova Natural Resources
Corporation to Robert E. McDonald Trust, with two further assignments by the Trust, one dated September 17, 1992 to the REM
Family Trust and another dated October l, 1992 to the Karen
McDonald Trust;

Kaolin royalty agreement dated July 20, 1990 from Nova Natural
Resources Corporation to Honner Township;

Kaolin supply contract dated January 1, 1990 between Nova Natural
Resources Corporation and Lehigh Portland Cement Company, together with amendments 1-4; and

Railroad transportation contract (Contract No. ICC-UP-C-30471) between Nova Natural Resources and Union Pacific Railroad Company.

In addition, there is an oral mining contract with Bill Schmidt governing mining of the Real Property through the 1997 season. Nova Natural Resources Corporation is currently seeking Mr. Schmidt's written confirmation of the payment amounts applicable to the 1997 season by the form of the letter previously furnished Northern Con-Agg, Inc.

In past years, Nova Natural Resources Corporation has had an oral agreement allowing Jerome J. Liebl to farm the tillable portion of the Owned Real Property which was not necessary for mining operations in exchange for a share of the crop. There have been no discussions to date concerning renewal of this agreement for the 1997 farming season.

                                   EXHIBIT E-1


                         PROMISSORY NOTE


$575,000.00                                  ______________, 1997
                                             Plymouth, Minnesota

     FOR VALUE RECEIVED, Northern Con-Agg, Inc., a Minnesota corporation whose address is 3131 Fernbrook Lane North, Plymouth, Minnesota ("NCA"), hereby promises to pay to the order of Nova Natural Resources Corporation, a Colorado corporation whose address is 1900 Wazee Street, Suite 305, Denver, Colorado 80202 (the "Lender"), the principal sum of $575,000.00, without interest, in eight installments of $50,000.00 each on the 15th day of June and the 15th day of October in 1997, 1998, 1999, 2000, together with a $50,000.00 installment on June 15, 2001 and a final installment of $125,000.00 on October 15, 2001.

     This Note may be prepaid in whole or in part by NCA without penalty at any time, and any partial prepayment shall be credited in inverse order to the installments due. Any amount paid by NCA to Nova under the terms of the Assignment of Overriding Royalty of even date herewith, covering a mining lease and certain fee property in Redwood County, Minnesota, shall be deemed a partial prepayment of this Note and shall be credited in inverse order to the installments due hereunder; provided, however, that such credit shall not exceed the unpaid principal amount of this Note at the date such credit is made, Similarly, any amounts advanced by NCA on behalf of Nova in accordance with Section 2.7(e) of the Asset Purchase Agreement dated January 25, 1997 between NCA and Nova (relating to the allocation of Dahlberg moving or acquisition costs) shall be deemed a partial prepayment of this Note and shall be credited to the next installment due hereunder; provided, however, that such credit shall not exceed the unpaid principal amount of this Note at the date such credit is made:
          This Note is secured by a Mortgage, Security Agreement, Financing Statement and Assignment of Production Proceeds of even date herewith (the "Mortgage") encumbering a mining lease and other property owned by NCA in Redwood County, Minnesota.

     If any one or more of the following events of default shall occur hereunder and shall not have been remedied:

     (a) default by NCA in the payment of principal or interest on this note when due; or

     (b) default by NCA in the performance or observance of any covenant contained in the Mortgage, which default shall not have been cured as therein provided; or


                       EXHIBIT E-2

     (c) commencement of any insolvency, bankruptcy, or similar proceedings by or against NCA, including any assignment by NCA for the benefit of creditors;

then the Lender may, upon 15 days' advance written notice to NCA, declare the entire unpaid principal balance of this Note to be immediately due and payable, together with all interest provided herein. In addition, the entire amount due and payable shall, without the need for any notice or other action by Lender, bear interest at the rate of 18% per annum, calculated on the basis of a 360 day year for the actual number of days elapsed between the due date and the date of payment.

     NCA hereby waives presentment, demand for payment, notice of dishonor and any or all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals, waivers or modifcations that may be granted or consented to by the holder hereof in respect to the time of payment or any other provisions contained herein.

     If any provision of this Note shall be invalid, illegal or unenforceable in any respect, then it is the intention of the parties that the remainder of this Note shall not be affected, and that in lieu of any such clause or provision there may be added as a part hereof a substantive clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible.

                    NORTHERN CON-AGG, INC.


                    By:_________________________
                       Edward A. Egan, President


Attest:

____________________
Secretary


                                   EXHIBIT F-1

                             MORTGAGE

By Corporation or Partnership



reserved for mortgage registry
tax payment data)


MORTGAGE REGISTRY TAX DUE HEREON:

$________________


     THIS INDENTURE, made this _____ day of ______________, 1997, between Northern Con-Agg, Inc., a corporation under the laws of the State of Minnesota, Mortgagor, and Nova Natural Resources
Corporation, a corporation under the laws of the State of Colorado, Mortgagee,

     WITNESSETH, that Mortgagor, in consideration of the sum of Five Hundred Seventy-five Thousand and no/100 ($575,000.00) Dollars to Mortgagor in hand paid by Mortgagee, the receipt whereof is hereby acknowledged, does hereby convey unto Mortgagee, forever,

A. The real property situated in Section 35, Township 113 North, Range 35 West in Redwood County, Minnesota, described as follows:

     (1)  The NW/4 of the SW/4 and
     (2)  The W/2 of the NW/4 excepting:

          (a)  That part of the W/2 NW/4 described as follows:
               Beginning at the NW Corner of said Section 33; thence 5.89 36'14"E., an assumed bearing, along the north line of said NW/4 1338.15 feet to the NE Corner of the NW/4 of the NW/4 of said Section 33; then 5 00040'24"W., along the east line of said W/2 of the NW/4 1618.03 feet to the northerly right of way line of the Minnesota Valley Transportation Company; then N.60 47'38"W., along said right of way line 1517.85 feet to the west line of said NW/4; then N.00 22'24"E., along said west line 886.55 feet to the point of beginning, containing 38.38 acres, more or less, subject to easements of record in said county and state.

          (b)  The railroad right of way.

B. That certain Mining Lease, dated october 9, 1981 and recorded in Book 97 (Misc) at page 147, from William E. Dahlberg and Vera Evelyn Dahlberg, as lessors, to Western Minerals Exploration Company, as lessee, covering the E/2 NW/4, E/2 SW/4 and W/2 NE/4 of
Section 33, Township 113 North, Range 35 West, in Redwood County, Minnesota, together with all hereditaments and appurtenances belonging thereto.

     TO HAVE AND TO HOLD THE SAME, to Mortgagee forever. Mortgagor covenants with Mortgagee as follows: That Mortgagor is lawfully seized of the Property and has good right to convey the same; that the property is free from all encumbrances, except easements, restrictions and reservations of record; that Mortgagee shall quietly enjoy and possess the same; and that Mortgagor will warrant and defend the title to the same against all lawful claims not hereinbefore specifically excepted.

     PROVIDED, NEVERTHELESS, that if Mortgagor shall pay to Mortgagee the sum of Five Hundred Seventy-five Thousand and no/100 ($575,000.00) Dollars according to the terms of the promissory note of even date herewith (the "Note"), the final payment being due and payable on October 15, 2001, with interest after default at the rate provided in the Note, and shall repay to Mortgagee, at the times and with interest as specified, all sums advanced in protecting the lien of this Mortgage, in payment of taxes on the Property and assessments payable therewith, principal or interest on any prior liens, expenses and attorney's fees herein provided for and sums advanced for any other purpose authorized herein, and shall keep and perform all the covenants and agreements herein contained, then this Mortgage shall be null and void, and shall be released at Mortgagor's expense.

     AND MORTGAGOR covenants with Mortgagee as follows:

     1. to pay the principal sum of money and interest as specified in the Note;

     2. to pay all taxes and assessments now due or that may hereafter become liens against the Property before penalty attaches thereto;

     3. to keep the Property free and clear of all liens or encumbrances, unless such liens and encumbrances are either timely bonded in accordance with Minnesota law or the consent of Mortgagee is first obtained;

     4. to commit or permit no waste on the Property and to keep it in good repair;

     5. to complete forthwith any improvements when may hereafter be under course of construction on the Property;

     6. to timely pay all amounts and faithfully perform all covenants under the Mining Lease and otherwise maintain the Mining Lease in full force and effect; and

     7. to pay any other expenses and attorney's fees incurred by Mortgagee by reason of litigation with any third party for the protection of the lien of this Mortgage.

     In case of failure to pay said taxes and assessments, prior liens or encumbrances, expenses and attorney's fees as above specified, or to pay any amount or perform any act necessary to maintain or revive the Mining Lease in full force and effect, then Mortgagee may pay such taxes, assessments, prior liens, expenses, amounts under the Mining Lease, and attorney's fees and interest thereon, or obtain such insurance or perform such acts as may be required under the Mining Lease, and the sums so paid shall bear interest from the date of such payment at the 18% per annum default rate set forth in the Note, and shall be impressed as an additional lien upon the Property and be immediately due and payable from Mortgagor to Mortgagee and this Mortgage shall from date thereof secure the repayment of such advances with interest.

     In case of default in any of the foregoing covenants, Mortgagee may, upon 15 days' advance written notice to Mortgagor, declare the unpaid balance of the Note and the interest accrued thereon, together with all sums advanced hereunder, immediately due and payable, and Mortgagor hereby authorizes and empowers Mortgagee to foreclose this Mortgage by judicial proceedings or to sell the Property at public auction and convey the same to the purchaser in fee simple in accordance with the statute, and out of the moneys arising from such sale to retain all sums secured hereby, with interest and all legal costs and charges of such foreclosure and the maximum attorney's fee permitted by law, which costs, charges and fees Mortgagor agrees to pay.

The terms of this Mortgage shall run with the Property and bind the parties hereto and their successors in interest.

     IN TESTIMONY WHEREOF, Mortgagor has hereunto set its hand the day and year first above written.


                    MORTGAGOR:

                    NORTHERN CON-AGG, INC.,
                    A Minnesota corporation,


                    By:_____________________________
                       Edward Egan, its President
STATE OF MINNESOTA     )
               ) ss
COUNTY OF ___________)

     The foregoing instrument was acknowledged before me on the day of _____________, 1997, by Edward Egan, the President of Northern
Con-Agg, Inc., a corporation under the laws of the State of Minnesota, on behalf of the corporation.



                    _________________________
                    Notary Public

My commission expires:

_______________________



[SEAL]


THIS INSTRUMENT DRAFTED BY:
Thomas J. Rooney
Rooney & Neilson, Ltd.
Attorneys at Law
8 Pine Tree Drive, Suite 120
Arden Hills, Minnesota 55112
(612) 481-9222

                                   EXHIBIT G-1


            ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

     THIS ASSIGNMENT is made and entered into this ____ day of _______, 1997, by and between Northern Con-Agg, Inc., a Minnesota corporation whose address is 3131 Fernbrook Lane North, Plymouth, Minnesota (',NCA"), as grantor and assignor, and Nova Natural Resources Corporation, a Colorado corporation whose address is 1 Wazee Street, Suite 305, Denver, Colorado 80202 ("Nova"), as grantee and assignee.

     1. Background. Nova has today conveyed to NCA the fee property and the mining lease described in Exhibit A (collectively, the "Lands"). As partial consideration for this conveyance, NCA has executed its promissory note of even date in favor of Nova in the original principal amount of $575,000 (the "Note").

     2. Assignment. As additional consideration for this conveyance, NCA does hereby grant, assign, transfer, and convey unto Nova an overriding royalty of 25 cents for each short ton of clay or other alumina bearing material in excess of 100,000 tons per calendar year which may be produced and sold from the Lands. This overriding royalty shall expire and terminate on December 31, 2001, or upon full satisfaction of the Note, whichever shall first occur.

     3. Payment. Any amount which may be due under this assignment shall be paid by NCA to Nova not later than January 10 of the following year. On or before each payment date, NCA shall provide Nova a statement identifying the number of tons of clay and other alumina bearing material mined from the Lands and the number of tons sold. Nova and its representatives shall, until December 31, 2001, have access during normal business hours to the Lands and to such books and records of NCA as may be necessary to verify the tonnage mined and sold.

     4. Renewals. Extensions. and Replacements. The overriding royalty interest shall apply to any renewal, extension or replacement of the Lease which NCA may acquire, directly or indirectly, prior to December 31, 2000.

     4. No Warranty. This assignment is made without any warranty of title, express or implied.

     5. Binding Effect. The interest herein assigned and all obligations herein contained shall be binding upon and accrue to the benefit of the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, this instrument is executed as of
               the date set forth above.


                    NORTHERN CON-AGG, INC.


                    By:_______________________________
                    Edward A. Egan, President

                                   EXHIBIT G-2
STATE OF MINNESOTA     )
               ) ss.
COUNTY OF      )

     The foregoing instrument was acknowledged before me this     day
of __________ 1997, by Edward A. Egan as President of Northern Con-Agg, Inc., a Minnesota corporation.

     Witness my hand and official seal.


                    _____________________________
                    Notary Public


My commission expires:

____________________

                                   EXHIBIT H


                             PERMITS


Three separate Redwood County conditional use permits (Permit Nos. 9, 15 and 20), each dated January 28, 1991 and each approved March 21, 1991; and

Minnesota Pollution Control Agency NPDES/SDS Permit No. MN 0059331, now lapsed but subject to a pending request for reissuance.


                            AGREEMENT


     THIS AGREEMENT is made this 5th day of February, 1997 between NOVA NATURAL RESOURCES CORPORATION, a Colorado corporation
("Nova"), and BRIAN SPILLANE ("Spillane") (Nova and Spillane shall be referred to collectively as the "Purchasers"), and THOMAS F.
KANE ("Kane").

                             RECITALS

     A. Kane is the record and beneficial owner of 626,284 shares of common stock of Nova and 1,098,841 shares of convertible preferred stock of Nova. Kane's shares of Nova common and convertible preferred shall be collectively referred to in this Agreement as the "Shares." Kane is also a director of Nova.

     B. Spillane is a director, the president and a shareholder of Nova. Kane and Robert McDonald, Chairman of the Nova Board of
Directors, own all of the issued and outstanding shares of Nova convertible preferred stock.

     C. Disputes have arisen between Kane and Nova with respect to decisions by the other directors of Nova and to the business operations of Nova. Kane has asserted, inter alia, that the continued operation of Nova are not in the best interests of the owners of Nova convertible preferred stock who, if Nova were liquidated, would receive all of the proceeds in liquidation after
payment to Nova's creditors.   Kane also has asserted that
continuing Nova's business will cause the dissipation of assets which would otherwise be distributable to owners of Nova's convertible preferred stock upon liquidation. As such, Kane has recommended and proposed that Nova be liquidated. Kane has threatened to commence litigation to force the liquidation and dissolution of Nova.

     D. Nova's other directors have disagreed with Kane and determined to continue Nova as a going concern. Nova's other directors have indicated to Kane that they would oppose any attempt to liquidate and dissolve Nova and would contest any litigation commenced by Kane.

     E. Each party acknowledges that the other party has asserted colorable claims, positions and defenses. Nonetheless, the parties agree that any such litigation would be materially detrimental to all parties' interests and to the viability of Nova and to the ability of Nova's management to achieve profitable operations.
Nova and the other directors believe that the continued involvement of Kane in the management of Nova's affairs and the continuation of the parties disputes also would be materially detrimental to Nova's operations, business and shareholders.

     F. The parties acknowledge and believe that a resolution of such claims through the purchase by the Purchasers of the Shares is in the best interests of the parties and Nova's shareholders.

     G. The parties' ability to assess the value of the Shares and an appropriate amount to be paid to Kane for the purchase of the Shares and for settlement of all disputes between and among all the parties is impacted by the value and disposition of a certain cement-grade kaolin mine owned by Nova in Minnesota. Nova is currently in negotiation and has reached a tentative agreement for the sale of the cement-grade kaolin property (the "Cement-Kaolin Property") with Northern Con-Agg, Inc., a Minnesota corporation ("Con-Agg"), for an aggregate purchase price of approximately $700,000, subject to certain adjustments and offsets (the "Kaolin Mine Purchase"). The parties wish to provide for certain adjustments in the purchase price of the Shares and in the payment of that price depending upon the ultimate disposition of the Kaolin Mine Purchase.

     NOW, THEREFORE, the parties agree as follows:

     1. Incorporation of Recitals. The parties acknowledge that the Recitals are a substantive part of, incorporated in and a portion of the consideration for this Agreement,

     2.  Representations and Warranties Concerning the Shares.
Kane warrants and represents that:

          a. The Shares being sold to the Purchasers are composed of 1,098,841 shares of Nova convertible preferred stock and 575,523 shares of Nova common stock owned of record and beneficially by Kane and 50,761 shares of Nova common stock owned of record by Kane Holding, Inc. and beneficially by Kane.

          b. Except for 535,430 shares of Nova common stock owned of record by PKLC II, L.L.C., Kane does not have a beneficial interest or right to control the voting or disposition of any other security issued by Nova and currently outstanding.

          c. Upon execution of this Agreement and at Closing (as hereinafter defined), the Shares shall be free and clear of all liens, security interests, encumbrances, and claims and interests of any person other than Kane.

          d. To the best of Kane's knowledge, the execution, delivery and performance of this Agreement by Kane and his participation in the consummation of the transactions contemplated hereby are within Kane's full legal right, power and authority and do not contravene, permit the termination of or constitute a default (or an event which, with or without the giving of notice or the passage of time, or both, will constitute a default) under any agreement or other instrument binding upon Kane; does not require the approval or consent of any third party; and will not result in the creation or imposition of any lien, charge or encumbrance in favor of any third party upon the Shares. The execution, delivery and performance by Kane of this Agreement do not violate any provision of applicable law or regulations or any judgment, injunction, award, decree or order to which Kane is subject.

          e. Except as otherwise provided in this Agreement, at the date of Closing, Kane will not have incurred for Nova any contractual or other obligation not disclosed and approved by Nova.

          f. The execution and consummation of this Agreement and the sale of the Shares will not violate Section 16 of the Securities Exchange Act of 1934, as amended, any rules or regulations thereunder or any similar state law or regulation.

     3. Purchase and Sale of the Shares. At Closing, Kane shall sell, and Purchasers shall purchase for the price set forth in paragraph 4 and to be paid as set forth in paragraph 5, the Shares in the following amounts:

          Purchaser           Shares Purchased

                              Convertible
                              Preferred      Common

          Nova                895,415        510,342

          Spillane            203,426        115,942

     4.  Purchase Price.

          a. The aggregate purchase price for the Shares shall be $200,000 plus EITHER:

         (1) If, on or before June 1, 1997, the Cement-Kaolin Property is sold, whether by Nova to Con-Agg under the Kaolin Mine Purchase or otherwise, Kane shall be paid an amount equal to 12% of the net proceeds less $13,992 (to be deducted from the last payments received by Nova) from such Purchase as and when received by Nova. Payment to Kane shall be made by check or wire transfer within ten (10) days after each and any such receipt of proceeds by Nova. As used in this Paragraph 4, "net proceeds" shall mean the gross proceeds of the sale of the Kaolin Mine Purchase or after sale of the Cement-Kaolin Property less legal fees, direct sales costs, core test expenses and costs incurred in removing certain personal property from the mine property (not to exceed $35,000 in the aggregate); OR

          (2) If the Cement-Kaolin Property is not sold or if the Kaolin Mine Purchase is not so consummated on or before June 1, 1997, a $.10 per short ton royalty, as an when received by Nova, on sales of kaolin from the Cement-Kaolin Property, up to an aggregate of $70,008.


     b. The parties acknowledge that the purchase price for the Shares was reached and determined by them after consideration, among other matters, of the irreconcilable disputes and conflicts between Kane and Purchasers; the use of a sale of the Shares as a settlement of such disputes and conflicts and related avoidance of litigation; differing valuations of Nova as a going concern and in liquidation; the fact that the preferred stock is not registered and is not freely tradeable; and the lack of a significant market for Nova securities and difficulty of disposing of a large block of Nova stock.

     5. Closing. Closing of the purchase and sale of the Shares shall take place no later than three (3) business days after the execution of this Agreement at a time and place mutually agreed by the parties. At Closing:

          a. Kane shall (a) endorse appropriately and deliver to the pertinent Purchasers certificates representing the Shares, or if necessary, provide appropriately endorsed certificates for delivery to Nova's transfer agent and reissuance to the pertinent Purchasers, or, if such certificates cannot be produced, provide a lost certificate bond in form satisfactory to Nova's transfer agent, and (b) deliver a letter of resignation as a director of Nova.

          b. The Purchasers shall deliver to Kane cashier's checks or cash in the aggregate of $200,000 in the following increments:
Nova (as part of its purchase price) -- $150,000; Spillane (for his entire purchase price) -- $50,000. The balance of the purchase price by Nova shall be paid as provided in Paragraph 4(a).

     6. Cancellation of Kane Options. Effective upon Closing, and without any other action by any party, all options to purchase Nova securities owned of record by Kane shall be canceled and of no further effect.

     7. Nova Representations and Warranties. Nova represents and warrants to Kane that:

          a. Nova has the power and authority to execute, acknowledge and deliver this Agreement, to consummate the transactions contemplated hereby, and to take all other actions required to be taken by it under this Agreement.

          b. Nova has taken, or by Closing will have taken, all actions required by law, its Articles of Incorporation, its Bylaws and otherwise to authorize the execution, acknowledgment and delivery of this Agreement.

          c. This Agreement is valid and binding upon Nova in accordance with its terms.

          d. The execution and performance of this Agreement and the purchase of Kane's stock by Nova will not violate the provisions of the Colorado Business Corporation Act relating to redemption or repurchase of stock.

     8. Due Diligence. The parties acknowledge and represent that each has been, or has had the opportunity to be, represented by counsel in all transactions contemplated by this Agreement and has had the opportunity to conduct all due diligence activities necessary in connection with the negotiation, execution and compliance with this Agreement.

     9. Release by Kane. Except as provided in this Agreement, upon Closing, Kane, his representatives, agents, affiliates and predecessors (collectively, "Kane") release and forever discharge Nova and its officers, directors, employees, agents, attorneys, representatives, predecessors and successors (collectively, "Nova") of and from all manner of actions, causes of action, suits, debts, covenants, accounts, damages, liabilities, losses, costs, expenses and claims of any nature, in law or equity, known or unknown, accrued or unaccrued, suspected or claimed, which Kane ever had, now has or hereafter may have or allege against Nova and which arise out of any transaction predating Closing.

     10. Release by Nova. Except as provided in this Agreement, upon Closing, Nova, its officers, directors, employees, agents, attorneys, representatives, predecessors and successors (collectively, "Nova") releases and forever discharges Kane and his agents, attorneys, representatives, affiliates, predecessors and successors (collectively, "Kane") of and from all manner of actions, causes of action, suits, debts, covenants, accounts, damages, liabilities, losses, costs, expenses and claims of any nature, in law or equity, known or unknown, accrued or unaccrued, suspected or claimed, which Nova ever had, now has or hereafter may have or allege against Kane and which arise out of any transaction predating Closing.

     11. Mutual Non-disparagement. From and after the execution of this Agreement, neither Kane nor Purchasers shall, directly or indirectly, make any derogatory verbal or written statements about the other.


     12. Non-assistance by Kane. From and after the execution of this Agreement, Kane shall neither assist in any manner nor provide any information to any person who is asserting a claim or initiating any proceeding against Nova, its officers, directors, employees, attorneys, accountants, affiliates or representatives. Nothing in this Paragraph 12 shall prohibit or prevent Kane from complying with any order of a court, government agency, self-regulatory organization or similar entity or with a subpoena issued under the authority of any such tribunal.

     13. Mutual Indemnification. Kane and the Purchasers each agree to indemnify and hold the other and all pertinent affiliates, officers, directors, representatives, attorneys and successors harmless from any and all claims, liabilities, losses, damages, costs and expenses, including reasonable fees and disbursements of counsel, related to or arising, directly or indirectly, out of any failure or breach by any of them of any representation or warranty, covenant, obligation or undertaking made by any such party in this Agreement, or any other statement, certificate or other instrument delivered pursuant to this Agreement.

     14. Special Indemnification of Kane. Nova shall indemnify and hold Kane harmless from any and all claims, liabilities, losses, damages, costs and expenses, including reasonable fees and disbursements of counsel, related to or arising, directly or indirectly, out of Kane's sale of the Shares under this Agreement. The indemnification contained in this Paragraph shall apply only to those matters threatened in writing, asserted in writing or litigation commenced on or within two years after Closing.

     15. Arbitration. Any dispute arising out of this Agreement and the transactions contemplated hereby shall be resolved by binding arbitration, in the following manner:

          a. Any such party shall serve upon the other party(ies) a written notice of a demand to arbitrate. The notice shall specify with particularity the nature of the dispute, the provisions of this Agreement and law at issue and the proposed relief sought by such party(ies).

          b. Within fifteen (15) days of receipt of such notice, the opposing party(ies) may submit a response with equivalent specificity.

          c. Within thirty (30) days after service of such notice, the party seeking arbitration shall submit the dispute for binding arbitration to the American Arbitration Association pursuant to its commercial arbitration rules (except as otherwise provided in this Paragraph 15). The provisions of the Colorado Arbitration Act shall govern such proceedings.

          d. The arbitration shall be conducted by a single arbitrator in Denver, Colorado, unless the parties to the dispute agree to a different location. Within 10 days of the filing of the response to demand for arbitration, the parties shall make the Initial Disclosures required under Rule 26(a)(1) of the Federal Rules of Civil Procedure (1996). The parties shall further comply with the requirements for disclosure of expert testimony and pretrial (pre-arbitration) disclosures of Rules 26(a)(2) and (3) of the Federal Rules of Civil Procedure (1996). The arbitrator(s) may award appropriate sanctions for failure to comply with these requirements.


          e. The decision of the arbitrator with respect to any matter submitted to arbitration shall be final, enforceable, binding and unappealable to any court or tribunal with respect to all parties to this Agreement. Such decision shall be enforceable with the same force and effect as if issued by any court of competent jurisdiction.

          f. Fees and costs of the arbitration, including reasonable attorneys' fees, shall be awarded to the prevailing party. If there be no prevailing party, such fees and costs may be awarded in the discretion of the arbitrator who, in making such award, shall assess the relative good or bad faith of the parties throughout the dispute. All arbitration proceedings shall be conducted to expedite resolution and minimize cost.

          g. In the event that any party, acting through any officer, agent or recognized official, evidences an intention to commit an intentional act in violation of this Agreement for which injunctive or other equitable relief would be the only reasonable remedy, the other party may disregard the provisions of this Paragraph 15 and may file action in any court with jurisdiction in Colorado for purposes of enjoining such activity and to obtain specific performance of the terms of this Agreement. The parties agree that any final judgment by a court of competent jurisdiction, as permitted hereby, in any action or proceeding, may be enforced in any other state or federal court by suit on the judgment or in any other manner provided by law.

     16. Further Actions. Each of the parties to this Agreement shall execute and deliver such other agreements and documents and take all other actions as may be reasonably necessary to effectuate the intent of and the transactions contemplated by this Agreement.

     17. Materiality of Representations, Warranties and Covenants. The representations and warranties of the parties contained in Paragraphs 2 and 7 of this Agreement or otherwise made in writing shall be deemed material and, notwithstanding any investigation by any party, shall be deemed to have been relied on by the party in whose favor the representation or warranty was made.

     18. Survival of Representations, Warranties and Covenants. All of the covenants, agreements, promises, representations and warranties contained in this Agreement shall survive the execution, acknowledgment and delivery of this Agreement, the sale of the Shares by Kane to Purchasers and the other transactions contemplated by this Agreement.

     19. Notices. Any notices or other communication required to be permitted under this Agreement shall be sufficiently given if delivered in person, sent by overnight courier or by registered or certified mail, postage pre-paid, addressed as follows or by facsimile transmission to the numbers set forth below:

          If to Purchasers:

          Nova Natural Resources Corporation
          789 Sherman Street, Suite 550
          Denver, Colorado  80203
          Facsimile: 303-863-1969

          with a copy to:

          Neil E. Ayervais
          Lohf, Shaiman & Jacobs, P.C.
          950 South Cherry, Suite 900
          Denver, Colorado  80222
          Facsimile:  303-753-9997

          If to Kane:

          Thomas F. Kane
          13845 Rivoli Drive
          Palm Beach Gardens, Florida 33410

          or such other address as shall be furnished in writing by any such party. Such notice or communication shall have been deemed to have been given as of the date so transmitted.

     20. "Affiliate." As used in this Agreement, "affiliate" shall mean a person who controls, is controlled by or is in common control with another person. Direct or indirect ownership of more than a 30% voting interest shall constitute control for these purposes.

     21. Expenses. Each party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement.

     22. Assigns. This Agreement and any rights and obligations hereunder may not be assigned in whole or part by any party, shall give no third party beneficiary rights to any person and shall be binding upon and inure to the benefit of the parties and their respective heirs and successors.

     23. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter of this Agreement and shall not be amended except by a written instrument signed by all of the parties to this Agreement.

     24. Construction. The language used in this Agreement will be deemed to be language chosen by all parties to express their intent, and no rule or strict construction will be applied to any party.

     25. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Colorado, including those governing arbitration.

     26. Severability. If any provision of this Agreement is challenged as invalid, illegal or unenforceable, the tribunal adjudicating such challenge shall

          (a) interpret such provision, in a manner consistent with the intent of the parties, so as to preserve the enforceability of such provision; or

          (b) if necessary and if such tribunal cannot preserve the enforceability of the challenged provision, interpret other provisions of this Agreement, in a manner consistent with the intent of the parties, so as to preserve the enforceability of the Agreement; and

          (c) in any case, hold valid, legal and enforceable the unchallenged provisions of this Agreement.

     27. Waiver. No waiver by any party of the right to enforce any obligation under this Agreement shall be effective unless contained in a writing signed by such party, and any waiver of rights shall not impair the future enforceability of the obligation then waived.

     IN WITNESS WHEREOF, the parties have executed this Agreement this 5th day of February, 1997.


                               PURCHASERS:

                               NOVA NATURAL RESOURCES CORPORATION


                               By:  /s/ Brian B. Spillane
                                  Brian B. Spillane, President


                                    /s/ Brian B. Spillane
                                  Brian B. Spillane

                               SELLER:


                                    /s/ Thomas F. Kane
                                   Thomas F. Kane

 7-113-101. Definitions
For purposes of this article:

     (1) "Beneficial shareholder', means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

     (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

     (7) "Shareholder" means either a record shareholder or a beneficial shareholder.


 7-113-102. Right to dissent

     (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party if:

               (I)  Approval by the shareholders of that
                    corporation is required for the merger by
                    section 7-111-103 or 7-111-104 or by the
                    articles of incorporation, or

               (II) The corporation is a subsidiary that is merged
                    with its parent corporation under section 7-
                    111-104;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

          (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholders' vote is required under section 7-112-102(1); and

          (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

   (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

          (a) The record date fixed under Section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

          (b) The record date fixed under Section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

          (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

   (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, any-thing except:

          (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;
          (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than two thousand shareholders;

          (c)  Cash in lieu of fractional shares; or

          (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

   (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

 7-113-103. Dissent by nominees and beneficial owners

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

          (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial share-holder asserts dissenters' rights; and
          (b)  The beneficial shareholder dissents with respect to
               all shares beneficially owned by the beneficial
               shareholder.

     (3) The corporation may require that, when a record share-holder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-11 3-203.


 7-113-201. Notice of dissenters' rights

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).


 7-113-202. Notice of intent to demand payment

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

          (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

          (b) Not vote the shares in favor of the proposed corporate action.

     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

 7-113-203. Dissenters' notice

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.
     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

          (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

          (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

          (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

          (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

          (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

          (g)  Be accompanied by a copy of this article.




 7-113-204. Procedure to demand payment

     (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

          (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-1 13-203(2)(d), duly completed, or may be stated in another writing; and
          (b) Deposit the shareholder's certificates for certificated shares.

     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a share holder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3)  Except as provided in section 7-113-207 or 7-113-
          209(1)(b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.


 7-113-205. Uncertificated shares

     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2)  In all other respects, the provisions of section 7-113-
          204 shall be applicable to shareholders who own uncertificated shares.

 7-113-206. Payment

     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     (2)  The payment made pursuant to subsection (1) of this
          section shall be accompanied by:

          (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

          (b) A statement of the corporation's estimate of the fair value of the shares;

          (c)  An explanation of how the interest was calculated;

          (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

          (e)  A copy of this article.

 7-113-207. Failure to take action

     (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

 7-118-208. Special provisions relating to shares acquired after announcement of proposed corporate action

     (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).


 7-113-209. Procedure if dissenter is dissatisfied with payment or offer

     (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

          (a)  The dissenter believes that the amount paid under
               section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

          (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

          (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

 7-113-301. Court action

     (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of 'the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided. by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

 7-113-302. Court costs and counsel fees

     (1)  The court in an appraisal proceeding commenced under
          section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.
     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

          (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.